                       TERM CREDIT AGREEMENT AND GUARANTY


         THIS TERM CREDIT AGREEMENT AND GUARANTY dated as of March 13, 1995 ("Agreement") is entered into by and among ALLIED Group, Inc., a company duly organized and existing under the laws of the State of Iowa (the "Company"), State Street Bank and Trust Company, not in its individual capacity (except as otherwise provided in Sections 5.2(a) and (b)) but as trustee for The ALLIED Group Employee Stock Ownership Trust (the "ESOP Trustee"), a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts (the "ESOP Trust"), Bank of Montreal, Chicago Branch ("BOM"), Norwest Bank Iowa, National Association ("Norwest") (BOM and Norwest each a "Bank" and, together with any other lenders that become a party hereto, the "Banks") and Bank of Montreal, Chicago Branch, as agent for the Banks (in such capacity, the "Agent").

         WHEREAS, in order to finance the purchase by the ESOP Trust of the Company's Series A ESOP Convertible Preferred Stock, no par value and $15 stated value per share (the "ESOP Preferred Stock"), the ESOP Trust issued Remarketed ESOP Notes Due July 12, 2005 in the aggregate principal amount of $35,000,000 (the "Floating Rate Notes"), authorized and issued pursuant to the Indenture (as defined below);

         WHEREAS, the ESOP Trust has determined that it is desirable to refinance the Floating Rate Notes and desires to obtain the Loans (as defined below) from the Banks in order to refinance such Floating Rate Notes;

         WHEREAS, the Company has agreed to guarantee the prompt payment and performance of the ESOP Trust Liabilities (as defined below) and has agreed to purchase the Banks' right, title and interest in, to and under the Credit Documents (as defined below) under certain terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and subject to the terms, limitations and conditions hereof, the Company, the ESOP Trust, the Banks and the Agent hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1 Definitions and Principles of Construction.

                   Section 1.1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Adjusted Net Income" shall mean net income of the Company and its Consolidated Subsidiaries (determined in accordance with GAAP) less dividends paid on the ESOP Preferred Stock owned by the ESOP Trust, all other preferred stock of the Company purchased by the ESOP Trust and all other preferred stock of the Company which is outstanding as of January 27, 1995.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition,

(a) the ESOP Trust shall be deemed not to be an affiliate  of the  Company,  and
(b) "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" shall have the meaning set forth in the first paragraph of this Agreement and shall include any successor appointed pursuant to Section 11.9.

                  "AGIS" shall mean ALLIED Group Information Systems, Inc., an Iowa corporation.

                  "ALLIED Mortgage" shall mean ALLIED Group Mortgage Company, an Iowa corporation.

                  "ALLIED Mutual" means ALLIED Mutual Insurance Company, a mutual insurance company organized under the laws of the State of Iowa.

                  "Alternate Rate" shall mean for any day, the sum of (x) quotient of (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for a day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from Federal funds brokers of recognized standing selected by it, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System, plus (y) 50 basis points; provided that, from and after the purchase by the Company of the Banks' right, title and interest in, to and under the Credit Documents pursuant to
Section 10.1, the Alternate Rate shall be the rate described in clause (x)(i) plus 50 basis points.

                  "Annual Statement" shall mean the Annual Statement of any Property and Casualty Insurance Company, as the case may be, to the insurance regulatory authorities of its domiciliary state, as the same may be amended from time to time.

                  "Applicable Lending Office" shall mean, with respect to each Bank, the office of such Bank specified on Schedule 1 hereto, or such other office as such Bank may specify from time to time to the ESOP Trust.

                  "Applicable Margin" shall mean the number of basis points indicated in the table set forth below under the heading "Applicable Margin" and opposite the applicable Best's Rating. The Applicable Margin shall be determined with respect to the Quoted Rate during an Interest Period by reference to the Best's Rating on the first day of the calendar quarter in which the Interest Period began.

                          Best's                     Applicable
                          Rating                     Margin
                          ------                     ------
                          A+                         62.5
                          A                          75.0
                          A-                         87.5
                          Below A-                   200

                  "Authorized Officer" means, in the case of the Company, any President, Vice President or Secretary of the Company or, in the case of the ESOP Trust, a vice-president or assistant vice-president of the ESOP Trustee.

                  "Bank Reimbursement Obligations" means all indebtedness and other liabilities and obligations of either the Company or the ESOP Trust to the Banks or the Agent under, arising out of or in any way connected with any of the Credit Documents.

                  "Bank" or "Banks" shall have the meaning set forth in the first paragraph of this Agreement and shall include any assignee pursuant to
Section 12.4.

                   "Best's Rating" shall mean the pooled rating assigned to each Property and Casualty Insurance Company by A.M. Best & Co.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday, and any day that shall be in Chicago, Illinois, Des Moines, Iowa or Boston, Massachusetts, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with the Quoted Rate, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in the interbank Eurodollar market.

                  "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "Certificate" shall mean Certificate of Designation for the Series A ESOP Convertible Preferred Stock of ALLIED Group, Inc.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code as in effect at the date of this Agreement and to any subsequent provisions of the Code that are amendatory thereof, supplemental thereto, or substituted therefor.

                  "Commissioner" means the Commissioner of Insurance of the State of Iowa.

                  "Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule 1 under the heading "Commitment."

                  "Companies" shall mean the Company and the ESOP Trust.

                  "Company"  means  ALLIED  Group,   Inc.,  a  corporation  duly
organized and validly existing under the laws of the State of Iowa.

                  "Company Guaranty" shall mean the guaranty by the Company of the prompt payment and performance of the ESOP Trust Liabilities, as more fully set forth in Article IX of this Agreement.

                  "Consolidated Net Premiums Written" for any calendar year shall mean the sum of the Net Premiums Written of each Property and Casualty Insurance Company for such year.

                  "Consolidated Statutory Net Income" for any calendar year shall mean the sum of the Statutory Net Income of each Property and Casualty Insurance Company for such year.

                  "Consolidated Statutory Surplus" for any calendar year shall mean the sum of the Statutory Surplus of each Property and Casualty Insurance Company for such year.

                  "Consolidated Subsidiary" means, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

                  "Controlled Group" means all members of a group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company are treated as a single employer under Section 414(b), 414(c), 414(m) or 414(o) of the Code, and any other subsidiary or other Person which is under common control with the Company within the meaning of Section 4001(a) of ERISA.

                  "Credit Documents" means this Agreement (including the Company Guaranty), the Notes and all amendments, modifications and supplements thereto.

                  "Default" shall mean any event, act, or condition that with notice or lapse of time, or both, would constitute an Event of Default.

                  "Default Rate" means (i) the Prime Base Rate (as it may change from time to time), plus (ii) 2% per annum, subject to Sections 2.3(d) and 12.16.

                   "Dollars"   and  the  sign  "$"  shall   each   mean   freely
transferable lawful money of the United States.

                   "Effective Date" shall mean March 13, 1995 or such other date as the parties shall mutually agree.

                  "ERISA" means the Employee  Retirement  Income Security Act of
1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and to any subsequent provisions of ERISA that are amendatory thereof, supplemental thereto, or substituted therefor.

                   "ESOP Documents" means the ESOP Trust Agreement and the ESOP Plan.

                  "ESOP Plan" means The ALLIED Group Employee Stock Ownership Plan effective as of January 1, 1990, as the same may be amended from time to time.

                  "ESOP Preferred Stock" shall have the meaning set forth in the first Whereas Clause in this Agreement.

                  "ESOP Preferred Stock Dividends" shall mean the dividends required to be paid on the ESOP Preferred Stock pursuant to the Certificate.

                  "ESOP Trust" means The ALLIED Group Employee Stock Ownership Trust, an employee stock ownership trust which implements and forms a part of the ESOP Plan.

                  "ESOP Trust Agreement" means that certain agreement dated as of April 16, 1991, by and between the Company and the ESOP Trustee, establishing the ESOP Trust, as amended to the date hereof and as amended from time to time.

                   "ESOP Trust  Liabilities" shall have the meaning set forth in
Section 9.1(a).

                  "ESOP Trustee" means State Street Bank and Trust Company, not in its individual capacity (except for Sections 5.2(a) and (b)), but as Trustee of the ESOP Trust or any duly appointed successor thereof as trustee of the ESOP Trust.

                   "Event of Default" has the meaning set forth in Article VIII of this Agreement.

                   "Fees"  shall mean all amounts  payable  pursuant to Sections
3.1 and 3.2.

                  "Floating Rate Notes" shall have the meaning set forth in the first Whereas Clause in this Agreement.

                  "Funded Debt" of a Person means all Indebtedness of such Person; provided, however, that Funded Debt of the Company and its Subsidiaries shall not include (i) all Non-Recourse Indebtedness, (ii) the Company Guaranty, and (iii) the Subordinated Debt of the Company or its Subsidiaries not in excess of $20,000,000.

                  "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, in conformity with those used in preparation of the financial statements referred to in Section 5.1(e).

                  "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, contracting with a bank to issue a letter of credit for the benefit of another Person, but excluding endorsements for collection of deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                  "Indebtedness" means, as to any Person: (a) Indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date of respective goods are delivered or respective services rendered; (c) Indebtedness of others secured by a Security Interest on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; and (f) all Indebtedness or other obligations of others Guaranteed by such Person.

                   "Indenture" means the Indenture dated as of July 1, 1990 between the Company, the ESOP Trust and Citibank, N.A. and all amendments and supplements to that Indenture.

                  "Interest Determination Date" shall mean the second Business Day prior to the commencement of any Interest Period relating to the Quoted Rate.

                   "Interest Period" shall have the meaning provided in Section 2.3(b).

                   "Loan" and "Loans" shall have the meaning provided in Section 2.1.

                   "Mandatory  Payments"  shall mean the  payments  described in
Section 4.2.

                  "Maturity Date" shall mean July 31, 2005.

                  "Net Premiums Written" shall mean (i) for any calendar year, the amount shown in the Underwriting and Investment Exhibit, page 8, part 2B, column 4, line 32 in the Annual Statement (or the equivalent item if the form of said Annual Statement shall be amended) of any Property and Casualty Insurance Company for such calendar year, and (ii) for any quarter, the comparable amount shown on the quarterly statements provided by any Property and Casualty Company to the insurance regulatory authorities of its domiciliary state.

                  "1934 Act Documents" shall mean the most recent annual report of the Company on Form 10-K filed with the SEC, the most recent quarterly report of the Company on Form 10-Q and any report on Form 8-K filed by the Company with the SEC since the filing of such Form 10-K.

                  "Non-Recourse Indebtedness" shall mean Indebtedness of ALLIED Mortgage which is not Guaranteed by, and which is not an Indebtedness of, the Company.

                   "Note"  and  "Notes"  shall  have the  meaning  set  forth in
Section 2.2.

                  "Officer's Certificate" means a certificate signed, in the case of a certificate delivered by a corporation, by any President or Vice President, or any other duly authorized officer of such corporation or, in the case of a certificate delivered by any other Person, the chief executive or chief financial officer of such other Person, in either case whose authority to execute such certificate shall be evidenced to the reasonable satisfaction of the Agent.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Payment Office" shall mean the offices of the Banks or the Agent set forth on Schedule 1, or such other offices the Banks or the Agent may hereafter designate in writing as such to the ESOP Trust.

                  "Person" means any individual, corporation, partnership, joint
venture,   association,   joint-stock  company,   trust,  Plan,   unincorporated
organization, or government or any agency or political subdivision thereof.

                  "Plan" means a defined benefit pension plan under ERISA for which the Company or any Subsidiary could be held liable by the PBGC for the Unfunded Liabilities of such Plan upon its termination.

                  "Pooling Agreement" shall mean that certain Second Restated and Amended Reinsurance Pooling Agreement dated December 14, 1992 and effective January 1, 1993, and amended as of February 18, 1993 and February 10, 1995 by and between ALLIED Mutual and the Property and Casualty Insurance Companies, as in effect on the date hereof.

                  "Prime Base Rate" means at any time the rate per annum then most recently publicly announced by the Agent as its prime rate, it being expressly understood that such rate (i) may not be the lowest rate charged by the Agent at such time and (ii) is used as an index only and (iii) is in the Agent's control. Such Prime Base Rate shall change when and as such prime rate changes.

                  "Property" means any and all rights, title and interest of the Company in and to any and all property, whether real or personal, tangible or intangible, and wherever situated.

                  "Property and Casualty  Insurance  Company" shall mean each of
(i) ALLIED Property and Casualty Insurance Company, an insurance company organized under the laws of the State of Iowa, (ii) AMCO Insurance Company, an insurance company organized under the laws of the State of Iowa, and (iii) Depositors Insurance Company, an insurance company organized under the laws of the State of Iowa.

                  "Quoted Rate" shall mean, with respect to each Interest Period, the average of the offered quotation to first-class banks in the London interbank Eurodollar market by the Reference Bank for Dollar deposits of amounts comparable to the outstanding principal amount of the Loan of the Reference Bank for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to the Loan, determined as of 11:00 a.m. (Chicago time) on the date that is two Business Days prior to the commencement of such Interest Period (rounded upward to the next whole multiple of 1/16 of 1%); provided that, from and after the purchase by the Company of the Banks' right, title and interest in, to and under the Credit Documents pursuant to
Section 10.1, the term "Quoted Rate" shall mean, with respect to each Interest Period for the Loan, the London Interbank Offered Rate (LIBOR) as listed in the Money Rates column of the Wall Street Journal for loans with maturities comparable to the Interest Period to be applicable to the Loan effective for contracts entered into for the period.

                  "Reference Bank" shall mean the Agent from time to time.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation of the Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

                  "Required  Banks"  shall  mean,  at any time,  a Bank or Banks holding a majority of the then aggregate principal amount of the Loans outstanding or, if no Loans are outstanding, Banks having Commitments representing a majority of the aggregate. For purposes of consents pursuant to
Section 6.1 and changes to or waivers of section 6.1 pursuant to section 12.19, such consent, changes or waivers must be approved by Norwest during such period that Norwest holds at least 28% of the outstanding prinicpal amount of the Loans (and such Norwest approval may be counted in the calculation whether the requirements of the preceding sentence are met).

                   "Repurchase Price" shall have the meaning provided in Section 10.1.

                  "SEC" means the Securities and Exchange Commission or any other governmental agency or body which succeeds to the powers, duties and functions of the Securities and Exchange Commission.

                  "Section" means a numbered section of this Agreement unless another document is specifically referenced.

                  "Security Interest" means any mortgage, pledge, lien, encumbrance, conditional sale, title retention agreement or other security interest which secures payment or performance of an obligation, but excluding lease obligations which are not Capital Lease Obligations.

                  "Statutory Net Income" of any Property and Casualty Insurance Company shall mean the amount set forth on line 16 in column 1 on page 4 of such Company's Annual Statement.

                  "Statutory Surplus" shall mean (i) for any calendar year, the amount shown in the Underwriting and Investment Exhibit, page 4, column 1, line 32 of the Annual Statement (or the equivalent item if the form of said Annual Statement shall be amended) of any Subsidiary of the Company that is a Property and Casualty Insurance Company, and (ii) for any calendar quarter, the comparable amount shown on the quarterly statements provided by any Subsidiary of the Company that is a Property and Casualty Insurance Company to the insurance regulatory authorities of its domiciliary state.

                  "Stockholder Equity" of any Person shall mean such Person's stockholder equity computed on the basis of GAAP.

                  "Subordinated Debt" of a Person shall mean all indebtedness of a Person as to which the obligations of such Person to a creditor are junior and subordinated in all respects to the payment of any Bank Reimbursement Obligations which are currently due but not yet paid.

                  "Subsidiary" means any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Subsidiaries.

                   "Taxes" shall have the meaning given to that term in Section 2.9.

                  "Total Assets" shall mean the amount shown as total assets on the consolidated balance sheet of the Company for the most recent period as reported on the Company's Form 10-K or Form 10-Q.

                   "Transfer Date" shall have the meaning set forth in section 10.1.

                  "Unfunded Liabilities" means, with regard to any Plan, the excess (if any) of the value of benefit liabilities under the Plan (determined as of any date on the basis of assumptions prescribed by the PBGC for the purposes of valuing benefits under Section 4044 of ERISA) over the current value (as of such date) of the Plan's assets allocable to such benefits.

         Section 1.2 Principles of Construction. (a) All references to sections, schedules, and exhibits are to sections, schedules, and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein," and "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) All references to line items in any column and on any page of Property and Casualty Insurance Company's Annual Statement shall be deemed to be references to the equivalent item in the event that the form of such Company's Annual Statement is amended.

         (c) All definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                           AMOUNT AND TERMS OF CREDIT

         Section 2.1 The Loan. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, on the Effective Date, to make a term loan in the amount of such Bank's Commitment (any loan by either Bank a "Loan" and the loans by the Banks, the "Loans") to the ESOP Trust. Any portion of the Commitment not drawn on the Effective Date will be cancelled as of the close of business on such date.

         (b) The Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Commitments. It is understood that no Bank shall be responsible for any default by the other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of the other Banks to make its Loans hereunder.

         Section 2.2 Notes. The ESOP Trust's obligation to pay the principal of, and interest on, the Loan made by each Bank shall be evidenced by a promissory note duly executed and delivered by the ESOP Trust to each such Bank substantially in the form of Exhibits A-1 and A-2 with blanks appropriately completed in conformity herewith (each a "Note" and collectively the "Notes"). The Note issued to each Bank shall (i) be payable to the order of such Bank and be dated the Effective Date, (ii) be in a stated principal amount equal to the Commitment of such Bank, (iii) mature, with respect to the Loan evidenced thereby, as set forth in Section 4 hereof, (iv) bear interest as provided in
Section 2.3 at the Quoted Rate plus the Applicable Margin (or, in the circumstances set forth in Section 2.4, at the Alternate Rate), and (v) be entitled to the benefits of this Agreement. Each Bank will note on its internal records the amount of the Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of the Loan evidenced thereby. Failure to make any such notation shall not affect the ESOP Trust's obligations in respect of the Loans.

         Section 2.3 Interest. (a) The ESOP Trust agrees to pay interest in respect of the unpaid principal amount of the Loans from the date the proceeds thereof are made available to the ESOP Trust until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Quoted Rate for such Interest Period plus the Applicable Margin in effect for such Interest Period; provided that, if the Alternate Rate is applicable, the ESOP Trust agrees to pay interest in respect of the unpaid principal amount of the Loans during the period the Alternate Rate is applicable until the maturity thereof (whether by acceleration or otherwise) at a rate per annum equal to the Alternate Rate as in effect from time to time.

         (b) Three Business Days prior to the Effective Date (in the case of any initial Interest Period) or on the third Business Day prior to the expiration of an Interest Period applicable to the Loans (in the case of any subsequent Interest Period), the ESOP Trust shall have the right to elect, by giving the Agent notice thereof, one or more interest periods (each an "Interest Period") applicable to the Loans (or, if more than one Interest Period, portions thereof selected by the ESOP Trust in accordance herewith) which Interest Period(s) shall, at the option of the ESOP Trust, be a one, three, or six month period, provided that: (i) the initial Interest Period shall commence on the Effective Date and each Interest Period occurring thereafter in respect of such Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period shall extend beyond the Maturity Date; (v) no Interest Period for any portion of the Loans subject to a Mandatory Payment shall extend beyond any date upon which such Mandatory Payment is required to be made under Section 4.2; (vi) there shall be no more than three Interest Periods applicable to the Loans at any one time; and (vii) any Interest Period selected shall apply to at least $300,000 of the outstanding principal amount of the Loans. The Agent shall, upon request, informally notify the ESOP Trust of the Quoted Rate in effect on the date of such notice with respect to the various Interest Periods then being considered by the ESOP Trust (but all parties understand that (i) any Quoted Rates provided in such notice will vary on a day-by-day basis and will likely not be in effect on the Interest Determination Date, and (ii) the Quoted Rate on each Interest Determination Date will be determined as set forth in the applicable provisions of this Agreement). If upon the expiration of any Interest Period applicable to the Loans, the ESOP Trust has failed to elect a new Interest Period to be applicable to the Loans (or any portion thereof) as provided above, the ESOP Trust shall be deemed to have elected an Interest Period of one month effective as of the expiration date of such current Interest Period. If, with respect to any amount subject to such Mandatory Payment ("Mandatory Payment Portion"), a period of less than one month remains ("Standby Period") from the expiration of the Interest Period previously applicable to such Mandatory Payment Portion to the date of any Mandatory Payment, the ESOP Trust shall have the right to elect, by giving the Agent notice thereof pursuant to the terms of this Section 2.3(b), an Interest Period of less than one month corresponding to such Standby Period with respect to the Mandatory Payment Portion, subject to availability (as determined by Agent in its sole discretion), and, if available, the Mandatory Payment Portion (but no other portion of the Loans), shall bear interest at the Quoted Rate established by the Agent for such Standby Period, plus the Applicable Margin. If at the time of determination of such Quoted Rate for such Standby Period, the Agent determines that adequate and fair means do not exist for ascertaining the applicable Quoted Rate or that a Quoted Rate for such Standby Period is not generally available, such Mandatory Payment Portion shall bear interest at the Alternate Rate.

         (c) On each Interest Determination Date, the Agent shall determine the interest rate applicable to the Loans and shall promptly notify the ESOP Trust. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

         (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of the Loans and any other overdue amount payable by the ESOP Trust hereunder shall bear interest at a rate per annum equal to the Default Rate in effect from time to time; provided, however, that no portion of the Loans shall bear interest after a Default at a rate per annum less than 2% in excess of the rate of interest applicable thereto on the date the Default occurred.

         (e) Accrued (and theretofore unpaid) interest shall be payable (i) with respect to each portion of the Loans, on the last day of each Interest Period applicable to such portion of the Loans and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period (or if the Alternate Rate applies, quarterly in arrears on the last Business Day of each March, June, September, and December commencing on March 31, 1995), and (ii) on the date of any prepayment (on the amount prepaid), at maturity of the Loans (whether by acceleration or otherwise), and, after such maturity of the Loans, on demand.

         Section 2.4 Increased Costs, Illegality, Etc. (a) In the event that any Bank shall have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, such determination may be made only by the Agent):

         (i) on any Interest Determination Date that adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate or that such rate is not generally available; or

         (ii) at any time that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to its Loan because of (x) any introduction of or change in any applicable law or governmental rule, regulation, order, or request (whether or not having the force of law) (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, or request), such as, for example, but not limited to, (i) a change in the basis of taxation of payments to such Bank or its Applicable Lending Office of the principal of or interest on its Note or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank or its Applicable Lending Office imposed by the jurisdiction in which its principal office or Applicable Lending Office is located) or (ii) a change in reserve (including reserves required under Regulation D), special deposit, compulsory loan or similar requirements (but excluding any such reserve requirement taken into account in the calculation of the Alternate Rate), and/or (y) other circumstances affecting such Bank or the interbank Eurodollar market, or the position of such Bank in such market; or

         (iii) at any time that the making or continuance of an interest rate based on the Quoted Rate has been made (x) unlawful by any law or governmental rule, regulation, or order, (y) impossible by compliance by such Bank with any governmental request (whether or not having force of law), or (z) impracticable as a result of a contingency occurring after the date of this Agreement that materially and adversely affects the interbank Eurodollar market;

then, and in any event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the ESOP Trust of such determination. Thereafter (x) in the case of clause (i) above, the interest rate determined on the basis of the Quoted Rate shall no longer be available from the Banks until such time as the Agent notifies the ESOP Trust and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and, upon the expiration of any Interest Period, the Loans shall bear interest at the Alternate Rate, (y) in the case of clause (iii) above, such Bank's Loan shall immediately bear interest at the Alternate Rate and the interest rate determined on the basis of the Quoted Rate shall no longer be available from such Bank until such time as such Bank notifies the ESOP Trust and the Agent that the circumstances giving rise to such notice by such Bank no longer exist, and (z) in the case of clause (ii) above, the ESOP Trust shall pay to such Bank, within five (5) Business Days after receipt of the certificate described in Section 2.4(c), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank on an after-tax basis for such increased costs or reductions in amounts received or receivable hereunder.

         (b) In the event that any Bank shall have reasonably determined that the adoption of any law, rule, regulation, treaty or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or application of any of the foregoing or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality or regulatory body, does or shall have the effect of reducing the rate of return on such Bank's or its parent's capital as a consequence of its obligations under this Agreement to a level below that which such Bank or its parent could have achieved but for such adoption, change, or compliance (taking into consideration such Bank's or its parent's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the ESOP Trust of a certificate described in Section 2.4(c), the ESOP Trust shall pay to such Bank, within five (5) Business Days after its receipt of such certificate, such additional amount or amounts as will compensate such Bank or its parent on an after-tax basis for such reduction.

         (c) Any Bank  seeking  payment  pursuant to Section  2.4(a)(ii)  and/or
Section 2.4(b) shall provide to the ESOP Trust a certificate in reasonable detail calculating any amount payable to such Bank pursuant to Section 2.4(a)(ii) and/or Section 2.4(b), which certificate shall, absent manifest error, be final and conclusive and binding on all parties hereto.

         Section 2.5 Compensation. The ESOP Trust shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses, and liabilities (including, without limitation, any loss, expense, or liability incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain its Loan) that such Bank may sustain: (i) if for any reason the Loan by such Bank is not made on the Effective Date (other than due to breach by such Bank) (if the ESOP Trust has notified such Bank pursuant to Section 2.3(b) of the initial Interest Period(s) for such Bank's Loan to be made on the Effective Date); (ii) if any repayment (including any repayment made pursuant to Article IV) occurs on a date that is not the last day of an Interest Period with respect thereto; (iii) if any prepayment is not made on any date specified in a notice of prepayment given by the ESOP Trust (which shall be the last day of an Interest Period); or (iv) as a consequence of (x) any other default by the ESOP Trust in repaying of such Bank's Loan (or any part thereof) when required by the terms of this Agreement or such Bank's Note or (y) any shift from the Quoted Rate plus the Applicable Margin to the Alternate Rate made pursuant to Section 2.4(a) or any prepayment pursuant to Article IV or any repurchase made pursuant to Article X, or (z) the Alternate Rate becoming applicable.

         Section 2.6 Making of Payments. All payments by the Companies hereunder shall be made in lawful currency of the United States of America and in immediately available funds not later than 3 p.m., Chicago time, on the date due. Funds received after 3 p.m., Chicago time, shall be deemed to have been received on the next following Business Day. Except as specifically provided herein, all such payments are to be made to the Agent at the Agent's Payment Office for the pro rata account of each Bank. The Agent shall promptly distribute to each Bank, at each Bank's Payment Office, such Bank's pro rata share of such payments.

         Section 2.7 Basis of Computation. Unless otherwise expressly provided in this Agreement, interest and fees shall be computed for the actual number of days elapsed on the basis of a 360 day year.

         Section 2.8 Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

         Section  2.9 Net  Payments.  (a)  All  payments  made by the  Companies hereunder and the other Credit Documents will be made without setoff, counterclaim, or other defense. All payments made by the Companies under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, deductions, charges, or withholdings imposed, assessed, levied or collected by any country or any political subdivision or taxing authority thereof or therein, but excluding taxes imposed on the net income of each Bank or the Agent by the country and state under the laws of which such Bank or the Agent is organized or is managed and controlled or in which it engages in the conduct of a trade or business or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deduction, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to any Bank or the Agent hereunder, the amounts so payable to such Bank or the Agent shall be increased to the extent necessary to yield to such Bank and the Agent (after payment of all Taxes) interest, fees or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement or the other Credit Documents. Whenever any Tax is paid by the Companies, as promptly as possible thereafter, the Companies shall send to the Agent and the Bank on whose behalf such tax is paid a certified copy of any original official receipt received by the Companies showing payment thereof. If the Companies fail to pay any Taxes when due to the appropriate taxing authority, the Companies shall indemnify each Bank and the Agent for any incremental taxes, interest or penalties that may become payable by such Bank or the Agent as a result of any such failure.

         (b) On or prior to Closing, or on or prior to January 1 of each year, or upon written request of the ESOP Trust or the Company, each Bank or Agent that is not incorporated or organized under the laws of the United States or any state thereof shall deliver to the Agent and to either the Company or the ESOP Trust such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Bank or Agent of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. If such Bank or Agent fails to provide such forms or other documents, or if the ESOP Trust is not reasonably satisfied that such forms and documents meet the applicable requirements of the Code and Treasury Regulations, the ESOP Trust shall, notwithstanding the provisions of Section 2.9(a), withhold taxes from such payments at the applicable statutory rate in the case of payments to such Bank or Agent, and upon such withholding the ESOP Trust shall have no obligation to increase payments to such Bank or Agent in accordance with the third sentence of
Section 2.9(a). The Companies shall be entitled to rely on the forms and other documents which are referred to above and which are submitted to it by such Bank or Agent.

         Section 2.10 Non-Recourse. Notwithstanding anything in this Agreement to the contrary, the Banks and the Agent in enforcing or obtaining satisfaction of the obligations of the ESOP Trust hereunder shall have no recourse against the ESOP Trust or rights to payment out of the assets of the ESOP Trust other than such recourse or rights as the Banks or the Agent are permitted to have under Section 4975 of the Code and Section 408(b)(3) of ERISA and the regulations issued thereunder including but not limited to Treas. Reg. Section 54.4975-7(b) (including such recourse or rights as may be permitted under any applicable "grandfathering" provisions of such sections or regulations as then in effect). The foregoing limitations shall not affect the rights of the Banks or the Agent to proceed against the Company under the Company Guaranty to recover the full amount of the Bank Reimbursement Obligations (determined without reference to such limitations).


                                  ARTICLE III

                                      FEES

         Section 3.1 Structuring Fee. The ESOP Trust agrees to pay to BOM a structuring fee equal to $50,000 ($25,000 of which was paid on January 27, 1995 and $25,000 of which shall be paid on the Effective Date). Such fee shall be deemed fully earned and non-refundable on the Effective Date.

         Section 3.2 Commitment Fee. The ESOP Trust shall, on the Effective Date, pay to each Bank a Commitment Fee equal to .4% per annum of such Bank's Commitment from March 13, 1995 to the Effective Date.


                                   ARTICLE IV

                             PREPAYMENTS; PAYMENTS

         Section 4.1 Voluntary Prepayments. The ESOP Trust shall have the right to prepay to the Agent the Loans, subject to the provisions of Section 2.5, in whole or in part from time to time on the following terms and conditions: (i) the ESOP Trust shall give the Agent at least two Business Days' prior notice of its intent to prepay the Loans, the date of such prepayment and the amount of such prepayment, and (ii) prepayments will be applied to Mandatory Payments in the inverse order of maturity. Amounts prepaid may not be reborrowed under this Agreement.

         Section 4.2 Mandatory Payments. (a) The ESOP Trust shall repay, subject to the provisions of Section 2.5, the Loans in installments payable to the Agent on the dates and in the amounts set forth below ("Mandatory Payments"):

              Date                                            Amount of Payment
              ----                                            -----------------
         December 12, 1995                                            $1,500,000
         December 12, 1996                                            $1,750,000
         December 12, 1997                                            $1,800,000
         December 12, 1998                                            $1,900,000
         December 12, 1999                                            $1,900,000
         December 12, 2000                                            $2,000,000
         December 12, 2001                                            $2,100,000
         December 12, 2002                                            $2,200,000
         December 12, 2003                                            $2,200,000
         December 12, 2004                                            $2,200,000
         July 31, 2005                           The remaining principal balance

         (b) The ESOP Trust shall prepay to the Agent, subject to the provisions of Section 2.5, the Loans in an amount equal to the amount of any payments received by the ESOP Trust from the Company for purposes of repaying the Loans. Any such prepayment (i) shall be made within 3 Business Days of the ESOP Trust's receipt of a letter of direction from the Company directing it to make such payments, (ii) shall be made upon at least two Business Days prior notice to the Agent (which notice shall specify the date of such prepayment and the amount of such prepayment) and (iii) shall be applied to Mandatory Payments in the inverse order of maturity. Any amount so prepaid may not be reborrowed under this Agreement.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 Representations and Warranties of Company. The Company represents and warrants to each Bank that:

                  (a) Corporate Existence and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa. The Company has all requisite authority to conduct its activities in each jurisdiction in which its activities are conducted and to enter into, deliver and perform the Credit Documents to which it is a party. Assuming the accuracy of the representation in Section 5.2(a), the ESOP Trust has all requisite authority to conduct its activities as contemplated in the ESOP Trust Documents, and to enter into, deliver and perform the Credit Documents to which it is a party.

                  (b) Subsidiaries. Each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and requisite authority to conduct its business in each jurisdiction in which its activities are conducted. All of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non- assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any Security Interest, except for certain existing options to purchase in the aggregate no more than 20% of the capital stock of ALLIED Mortgage held by certain officers of ALLIED Mortgage.

         (c) Authorization and Validity. All approvals, authorizations or consents required by law for the execution, delivery and performance by the Company and the ESOP Trust of the Credit Documents to which it is a party have been obtained (assuming in the case of the ESOP Trust the accuracy of the representation in Section 5.2(a)). The execution, delivery and performance by the Company and the ESOP Trust of the Credit Documents to which it is a party have been duly authorized by proper proceedings, and the Credit Documents to which either the Company or the ESOP Trust is a party constitute legal, valid and binding obligations of the Company and the ESOP Trust respectively (assuming in the case of the ESOP Trust the accuracy of the representation in Section 5.2(a)), enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general principles of equity. Without limiting the generality of the foregoing, the obligations of the Company under the Company Guaranty and Article X constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general principles of equity.

         (d) Compliance with Laws and Contracts. Neither the Company, its Subsidiaries or the ESOP Trust is in material violation of any statute, rule, regulation, order or decree applicable to it (including, without limitation, any applicable rule, regulation or order of the Commissioner and of any other governmental agency that regulates or controls the business or operation of the Company or its Subsidiaries) which would materially adversely affect the financial condition, properties, profits, business or operations of the Company or its Subsidiaries or the financial condition of the ESOP Trust or impair the ability of the Company, its Subsidiaries or the ESOP Trust to perform their respective obligations under the Credit Documents. Neither the Company nor any of its Subsidiaries nor the ESOP Trust is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound. Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated in those documents, nor compliance with the provisions of those documents has violated or will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or the ESOP Trust, their respective articles of incorporation or ESOP Trust Agreement or by-laws or the provisions of any indenture, instrument or agreement to which the Company or the ESOP Trust is a party or is subject, or by which the Company or the ESOP Trust, or their respective property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, other than as provided in the Credit Documents. No authorization, approval or consent of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company or the ESOP Trust of the ESOP Documents, or the Credit Documents, or for the validity or enforceability thereof, except for filings with the Internal Revenue Service or the Department of Labor which may hereafter from time to time be required by ERISA or the Code.

         (e) Financial Statements. The financial statements of the Company and its Consolidated Subsidiaries as of December 31, 1994, copies of which have been furnished to each Bank, were prepared in accordance with GAAP and fairly present the financial condition of the Company and its Consolidated Subsidiaries at such date and the results of its operations for the year then ended. The Annual Statements of each Property and Casualty Insurance Company as of December 31, 1994, copies of which have been furnished to each Bank, have been prepared in conformity with statutory accounting principles applicable to such insurance companies, and accurately present the financial condition of each of the Company's Property and Casualty Insurance Companies as of such date and the results of operations for the year then ended. No material adverse change in the condition of the Company or its Property and Casualty Insurance Companies has occurred since the date of those statements until the Effective Date.

         (f) Default. No Event of Default or Default has occurred and is continuing.

         (g) Litigation; Contingent Liabilities. There is not pending or, to the best knowledge of the Company, any threatened action, suit, proceeding or investigation at law or in equity, by or before any court, public board or body involving the Companies or, to the best knowledge of the Company, any basis therefor, wherein an unfavorable decision, ruling or finding would materially and adversely affect the financial condition, properties, profits, business or operations of the Company or the financial condition of the ESOP Trust or the ability of the Companies to perform their obligations under the Credit Documents, or the ESOP Documents. There have been no inquiries, whether formal or informal, made of the Companies by any governmental agency or Person or otherwise, which may give rise to such actions, proceedings or investigations. To the best of the Company's knowledge, the Company has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the Company's financial condition, properties, prospects, profits, business or operations or the financial condition of the ESOP Trust. The Company has no material contingent liabilities, except as disclosed in the financial statements referred to in Section 5.1(e) or as contemplated by the Company Guaranty.

         (h) Investment Company; Purpose Credit. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor will the Company become such after giving effect to the transactions contemplated by the Credit Documents. Neither the Company or the ESOP Trust is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as defined in Regulation U). The Loan shall not be used for the purpose, directly or indirectly, whether immediate, incidental or ultimately, of buying or carrying "margin stock", and does not and shall not constitute a "purpose credit" as such terms are defined under Regulation U.

         (i) Material Facts. Neither this Agreement (including, without limitation, the financial statements referred to in Section 5.1(e)), nor any other documents furnished by the Company or the ESOP Trust to the Banks in connection with the transactions contemplated hereby contained, as of their respective dates, any untrue statement of a material fact or omitted a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, nor is there any fact known to the Company (or which should reasonably be known to the Company) which materially adversely affects the Company's financial condition, properties, profits, business or operations, the financial condition of the ESOP Trust or the Company's or the ESOP Trust's ability to perform its obligations under this Agreement or the other Credit Documents.

         (j) Liens. None of the assets of the Company, its Subsidiaries or the ESOP Trust is subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) those arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, and
(iii) to the extent shown in the financial statements referred to in Section 5.1(e).

         (k) Title to Properties. The Company and each Subsidiary has good and marketable title in fee simple to its real property and has good title to all the other property it purports to own as reflected in the financial statements referred to in Section 5.1(e) except as sold or otherwise disposed of in the ordinary course of business and except for liens disclosed in notes to the financial statements referred to in Section 5.1(e) or specified in Section 5.1(j)(i) and (ii). The ESOP Trust has good title to the ESOP Preferred Stock.

         (1) ERISA Matters.

                  (i) The consummation of the transactions provided for in the Credit Documents and compliance by the ESOP Trust and the Company with the provisions thereof, the prior acquisition by the ESOP Trust of the ESOP Preferred Stock, the redemption by the ESOP Trust of the Floating Rate Notes and the use of the proceeds of the Loans to refinance such redemption, did not and will not constitute a non-exempt prohibited transaction for purposes of ERISA or
Section 4975 of the Code (including in each case the regulations thereunder). The ESOP Preferred Stock constitutes qualifying employer securities for purposes of Section 407(d)(5) of ERISA and Section 4975(e)(8) of the Code and the applicable rules and regulations issued thereunder. The proceeds of the Loans shall be used solely for the purpose of repaying a prior loan which constitutes an exempt loan under 29 C.F.R. Section 2550.408b-3(a)(3).

         (ii) The ESOP Plan has been duly adopted by the Board of Directors of the Company, has been communicated to employees to the extent required to establish the ESOP Plan and is being maintained in compliance with the Code and ERISA as an employee stock ownership plan and trust qualified under Code Section 401(a), exempt under Code Section 501(a) and satisfying the requirement of Code
Section 4975(e)(7) and Section 407(d)(6) of ERISA, and, in each case, the regulations thereunder and all necessary action has or will be taken (by the end of the remedial amendment period discussed in Section 401(b) of the Code and the regulations thereunder (and as extended by I.R.S. Announcement 94-136, I.R.B. 1994-44)) to obtain the determination from the Internal Revenue Service that the ESOP Plan is so qualified, including, without limitation, amending the ESOP Plan retroactively under Section 401(b) of the Code or Treas. Reg. Section 54.4975-11(a)(4) if so requested by the Internal Revenue Service. The terms and provisions of the ESOP Plan are in compliance with the applicable requirements for qualification under Code Section 401(a), for exemption under Code Section 501(a), and of Code Section 4975(e)(7) and of 407(d)(6) of ERISA, and, in each case, the regulations thereunder. Each of the Company, the ESOP Trust, and the ESOP Plan are in compliance with all material provisions of ERISA. The ESOP Trust has been duly constituted in accordance with the ESOP Trust Agreement and is validly existing. At the Effective Date the ESOP Trust will have complied in all respects with the ESOP Trust Agreement and will have complied in all material respects with ERISA in connection with the transactions contemplated in the Credit Documents. The ESOP Trust Agreement has not been amended since April 16, 1991 and the ESOP Plan has not been amended since March 7, 1995.

         (iii) Assuming the accuracy of the representation in Section 5.2(a), the ESOP Trust Agreement constitutes the legal, valid and binding obligation of the ESOP Trust enforceable against the ESOP Trust in accordance with its terms.

         (iv) The execution, delivery and performance of this Agreement, the Notes and the ESOP Trust Agreement by the ESOP Trustee (a) are within the powers of the ESOP Trust (assuming the accuracy of the representation in Section 5.2(a)), (b) require, in respect of the ESOP Trust and the ESOP Plan, no action by or in respect of, or filing with, any governmental body, agency or official (other than the reporting and disclosure requirements of ERISA and the Code, which requirements shall be met), and (c) did not and do not contravene, or constitute a default or give rise to liability under, any provision of law or regulation (including, without limitation, Section 406 of ERISA (when read in conjunction with Section 408), Section 4975 of the Code or Regulation X of the Board of Governors of the Federal Reserve System) applicable to the ESOP Plan or the ESOP Trust or of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or of any rules, regulations or by-laws of the ESOP Plan of the ESOP Trust or of any agreement, judgment, injunction, order, decree or other instrument binding upon the ESOP Trustee, the ESOP Plan or the ESOP Trust or result in the creation or imposition of any Security Interest (other than pursuant to the ESOP Documents) on any asset of the ESOP Trust.

         (v) No "employee  pension  benefit plan", as defined in ERISA, to which
Section 302 of ERISA applies, maintained by the Company, any Subsidiary or any Person which is under common control with the Company within the meaning of
Section 4001(b) of ERISA has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does any such plan have Unfunded Liabilities.

         (m) Material Changes or Material Transactions. Since the respective dates as of which information is given in the 1934 Act Documents, except as may otherwise be stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or of the ESOP Trust, whether or not arising in the ordinary course of business, (b) there have been no material transactions entered into by the Company or any of its Subsidiaries, or by the ESOP Trust, other than those in the ordinary course of business and (c) there has not been any change in the capital stock (except as a result of issuances relating to employee stock option or other benefit plans) or increase in long-term debt of the Company or any materially adverse change, or any development which the Company has reasonable cause to believe will involve a material adverse change, in the consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, taken as a whole.

         (n) 1934 Act Documents. The 1934 Act Documents, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the lights of the circumstances under which they were or are made, not misleading.

         (o) Proceeds; Indenture. All proceeds of the Loans shall be used to refinance the prior ESOP loan by redeeming the Floating Rate Notes. The Company shall effect the termination of the Indenture within 5 Business Days of the Effective Date.

         Section 5.2 Representations and Warranties of the ESOP Trustee. The ESOP Trustee, as ESOP Trustee (and individually with respect to Section 5.2(a) and (b)), represents and warrants to each Bank that:

         (a) The ESOP Trustee, individually and as ESOP Trustee, has all requisite power and authority to execute, deliver and perform its obligations under the Credit Documents to which it is a party.

         (b) The execution, delivery and performance of the Credit Documents by the ESOP Trustee, individually and as ESOP Trustee, did not and will not violate the charter or the by-laws of the ESOP Trustee or, to its best knowledge, any order, judgment or decree binding on the ESOP Trustee (individually or as trustee) and did not and will not violate any provisions of the ESOP Trust Agreement.

         (c) The Credit Documents and the ESOP Trust Agreement have been executed and delivered by the ESOP Trustee as Trustee, and constitute legal, valid and binding obligations of the ESOP Trust, enforceable in accordance with their terms, except as enforceability may be limited to by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally, or (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (d) No authorization, approval or consent of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the ESOP Trustee of the ESOP Trust Agreement, the Credit Documents, or for the validity or enforceability thereof, except for filings with the Internal Revenue Service or the Department of Labor which may hereafter from time to time be required by ERISA or the Code.

         (e) All proceeds of the Loans shall be used to refinance the prior ESOP loan by redeeming the Floating Rate Notes. The ESOP Trust shall take all steps required by it to effect a termination of the Indenture within 5 Business Days of the Effective Date.

                                   ARTICLE VI

                           COVENANTS OF THE COMPANIES

         Section 6.1 Covenants of the Company. During the term of this Agreement, and until all Bank Reimbursement Obligations payable by the Companies are paid in full, the Company covenants and agrees with each Bank that, unless the Required Banks shall otherwise consent in writing, the Company will:

                  Section 6.1.1 Reports, Certificates and Other Information. Furnish or cause to be furnished to each Bank:

         (a) Audit Report. As soon as practicable and in any event (i) within 75 days after the end of each fiscal year of the Company, a copy of ALLIED Mutual's and each Property and Casualty Insurance Company's Annual Statements prepared in conformity with applicable statutory accounting rules, and (ii) within 90 days after the end of each fiscal year of the Company, a copy of an annual audit report (which shall be an unqualified audit report except for changes resulting from a change in GAAP standards) of the Company and its Subsidiaries prepared on a consolidating and consolidated basis in conformity with GAAP applied on a consistent basis, duly certified by independent certified public accountants of recognized standing selected by the Company.

         (b) Quarterly Reports. As soon as practicable and in any event within 60 days after the end of each quarterly period in each of the Company's fiscal years (excluding the quarterly period at the end of such fiscal year), a copy of the statutory accounting reports for each Property and Casualty Insurance Company prepared and submitted to the insurance regulatory authorities of its domiciliary state with respect to such quarterly period, and (ii) within 45 days after the end of each quarterly period in each of the Company's fiscal years (excluding the quarterly period at the end of such fiscal year), unaudited financial statements of the Company, prepared in the same manner as the audit report referred to in Section 6.1.1(a)(ii) signed by the chief financial officer of the Company and consisting of at least a balance sheet as at the close of such quarter and statements of earnings and cash flow for the period from the beginning of such fiscal year to the close of such quarter.

         (c) Compliance Certificates. (i) Together with each delivery of financial statements required by Sections 6.1.1(a) and (b), a certificate, dated the date of such annual report or such set of quarterly statements and signed by an Authorized Officer of the Company, which (a) sets forth calculations respecting compliance with Sections 6.1.14, 6.1.15, 6.1.19, 6.1.21(ii) and
6.1.25 hereof, and (b) states that no Event of Default or Default has occurred and is continuing, or, if any Event of Default or Default has occurred and is continuing, describing it and the steps, if any, being taken to cure it; (ii) together with each delivery of the financial statements required by Section 6.1.1(a), a certificate, dated the date of such annual report and signed by an Authorized Officer of the Company which sets forth calculations respecting compliance with Section 6.1.22.

         (d) Notice of Default or Litigation. Forthwith upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Company or the ESOP Trust, as with respect thereto: (a) the occurrence of an Event of Default or a Default or (b) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding where the amount in controversy exceeds $5,000,000.00 (excluding litigation or insurance claims in the ordinary course of business) or which is otherwise material to the Company or the ESOP Trust or to the transactions contemplated hereby.

         (e) Reportable  Event.  If and when any member of the Controlled  Group
(i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA and regulations thereunder) with respect to any Plan which might constitute grounds for a termination of the Plan by the PBGC under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice of liability under Title IV of ERISA as a result of complete or partial withdrawal from any Plan, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a Trustee to administer any Plan, a copy of such notice.

         (f) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Company shall file with the SEC as any Bank may reasonably request.

         (g) Other Information. From time to time such other information concerning the Company as any Bank may reasonably request.

                  Section 6.1.2 Books, Records and Inspection of Property. Maintain complete and accurate books and records, and permit after reasonable notice any person designated by the Agent in writing to examine the books and financial records of the Company and make copies thereof or extracts therefrom, to discuss the affairs, finances, and accounts of the Company with officers or directors or agents of the Company and to visit and inspect any of the Properties of the Company, all at such reasonable times and as often as the Agent may reasonably request. The Company shall direct the ESOP Trustee to maintain complete and accurate books and records, and permit after reasonable notice any person designated by the Agent in writing to examine the books and financial records of the ESOP Trust and make copies thereof or extracts therefrom, to discuss the affairs, finances, and accounts of the ESOP Trust with an Authorized Officer of the ESOP Trustee, all at such reasonable times and as often as the Agent may reasonably request.

                  Section 6.1.3 Taxes and Liabilities. Pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and are properly reserved for.

                  Section 6.1.4 Insurance. Maintain insurance to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated.

                  Section 6.1.5 Employee Benefit Plans. Maintain each employee benefit plan, as to which its employees are participating or as to which it may have liability, in compliance with all applicable requirements of law and regulations; provided that this provision shall not prohibit the Company from lawfully terminating or changing any employee benefit plan.

                  Section 6.1.6 Other Agreements. Not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

                  Section 6.1.7 Purchase of Stocks. Not extend credit to others for the purpose of "purchasing" or "carrying" any "margin stock" (as defined in Regulation U) or use any of the proceeds of the ESOP Preferred Stock to (i) "purchase" or "carry" any "margin stock" or (ii) acquire any security in any transaction which is subject to Section 13(d) or made unlawful pursuant to
Section 14 of the 1934 Act.

                  Section 6.1.8 Costs and Expenses. To the extent that payment of costs and expenses specified in Section 6.2.9 by the ESOP Trustee is not permissible under ERISA, the Company agrees to pay such costs and expenses.

                  Section 6.1.9 Compliance with Law. Duly comply with all statutes, rules, regulations, orders and decrees applicable to it except as contested in good faith and by appropriate proceedings.

                  Section 6.1.10 Compliance with Agreements. Make all payments and perform all obligations required by the Credit Documents and the ESOP Documents.

                  Section 6.1.11 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Security Interest with respect to any assets now owned or hereafter acquired (including without limitation any capital stock of any Subsidiary), except that the Company may, and may permit its Subsidiaries to, create or permit to exist a Security Interest with respect to any assets now owned or hereafter acquired (other than the capital stock of any Subsidiary) (i) for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, (ii) those arising in the ordinary course of the business of the Company or its Subsidiaries or otherwise in the ordinary course for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, (iii) those described in the financial statements referred to in Section 5.1(e), (iv) those Security Interests not exceeding $7,000,000 and securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring assets (provided that such Security Interests attach to such assets concurrently or within 90 days after such acquisition), (v) those Security Interests pledged by ALLIED Mortgage in the ordinary course of its business with respect to mortgages and mortgage loan servicing rights owned by ALLIED Mortgage, and (vi) those Security Interests pledged by AMCO Insurance Company with the Federal Home Loan Bank to secure borrowings therefrom.

                  Section 6.1.12 ERISA Covenants.

                  (a) Maintenance of ESOP Plan and Compliance. (i) The ESOP Plan will at all times remain qualified under Section 401(a) of the Code, (ii) the ESOP Trust will remain exempt from Federal taxes under Section 501(a) of the Code, (iii) the ESOP Plan's and the ESOP Trust's status as a qualified employee stock ownership plan which complies with the requirements of Section 4957(e)(7) of the Code and the rules and regulations promulgated thereunder will be maintained and (iv) the performance by the parties of their respective obligations under the Credit Documents will not be a non-exempt prohibited transaction for purposes of ERISA or Section 4975 of the Code (and in each case the regulations thereunder). At all times the ESOP Trust and the Company will comply in all material respects with the requirements of the Code, ERISA and any other law, rule or regulation applicable to them. In addition, the ESOP Plan and ESOP Trust will comply with any conditions imposed by the Internal Revenue Service to obtain a favorable determination letter, including any changes in the ESOP Plan or the ESOP Trust Agreement that may be required for the issuance of said determination letter.

                  (b) Amendments of the ESOP Trust Agreement. The Company will not amend the ESOP Plan, nor agree to any amendment of the ESOP Trust Agreement, in a manner which materially and adversely affects the rights of the Banks, unless such amendment is required to maintain the qualification of the ESOP Plan or ESOP Trust under Section 401(a), Section 501(a) or Section 4975(e)(7) of the Code or to comply with other applicable law. The Company shall, if requested by the Agent, give the Agent notice of and a copy of any amendment or modification to the ESOP Plan or ESOP Trust Agreement and the Company shall give the Agent prior notice and a copy of any such amendment or modification with respect to any amendment or modification which the Company reasonably believes would have a material adverse effect on the rights of the Banks hereunder.

                  (c) Termination. The Company will not and will not permit any Subsidiary to permit any employee benefit plan maintained by it to be terminated in a manner which would result in the imposition of a material lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

                  (d) Determination Letters. If requested by the Agent, the Company will provide the Agent with copies of all determination letters received from the Internal Revenue Service with respect to the ESOP Plan. The Company applied for and received a determination letter with respect to the ESOP Plan and the ESOP Trust and adopted all amendments on which such letter is conditioned on or before the last day of the remedial amendment period under
Section 401(b) of the Code, as extended by the regulations thereunder.

                  Section 6.1.13 Corporate Existence. Maintain its corporate existence, not dissolve, sell or otherwise dispose of all or substantially all of its assets and not consolidate with or merge into another corporation or Person or permit one or more other corporations or Persons to consolidate with or merge into it.

                  Section 6.1.14 Stockholder's Equity. Maintain at the end of each calendar quarter Stockholder's Equity of not less than the sum of (a) $245,000,000, plus (b) 50% of cumulative Adjusted Net Income from and after December 31, 1994 (excluding any quarter in which Adjusted Net Income was less than zero), plus (c) any amount(s), in excess of $1,000,000 in any one transaction, subsequently raised after December 31, 1994 from the issuance of common or preferred stock, plus (d) the amount of the reduction from time to time in the balance sheet item entitled "Unearned Compensation related to ESOP" after December 31, 1994.

                  Section 6.1.15 Debt to Equity Ratio. Maintain at the end of each calendar quarter a ratio of Funded Debt of the Company and its Subsidiaries (on a consolidated basis) to Stockholders' Equity of .25 to 1 or less.

                  Section 6.1.16 Additional Debt. Not incur, after the date of this Agreement, Indebtedness with recourse to the Company or its Subsidiaries which exceeds (i) $10,000,000 in any transaction, or (ii) $40,000,000 in the aggregate.

                  Section 6.1.17 Ownership of Subsidiaries. Not take any action, or permit any Subsidiary to take any action, which will result in a decrease (except for changes in director qualifying shares) in the percentage of the outstanding shares of capital stock owned by the Company and its other Subsidiaries of any Property and Casualty Insurance Company owned at the date of this Agreement by the Company and its other Subsidiaries.

                  Section 6.1.18 Data Processing. Cause AGIS to maintain in full force and effect, with no material modifications or amendments (other than any modification or amendment made to any related fee schedules in the ordinary course of business), all data processing agreements with ALLIED Mutual and all Property and Casualty Insurance Companies existing as of date of this Agreement.

                  Section 6.1.19 Certain Indebtedness. Cause the aggregate amount of the Non-Recourse Indebtedness of ALLIED Mortgage at all times to be less than $70,000,000.

                  Section 6.1.20 Pooling Agreement. Cause the Pooling Agreement to remain in full force and effect with no material modifications or amendments (other than with respect to the respective participations of ALLIED Mutual and the Property and Casualty Insurance Companies).

                  Section 6.1.21 Property and Casualty Insurance Company Subsidiaries. Cause (i) each Property and Casualty Insurance Company to maintain a rating at all times of at least A- as assigned by A.M. Best & Co., and (ii) the ratio of Consolidated Net Premium Written to Consolidated Statutory Surplus at the end of each calendar year to be not greater than 2.5 to 1.

                  Section 6.1.22 Net Income. Cause the Consolidated Statutory Net Income of the Property and Casualty Insurance Companies for each calendar year to be in an amount greater than zero.

                  Section 6.1.23 ESOP Preferred Stock. Timely pay or cause to be paid all amounts due with respect to the ESOP Preferred Stock and all other preferred stock of the Company purchased by the ESOP Trust to the holders thereof, including, without limitation, all dividends and redemption payments.

                  Section 6.1.24 ESOP Trust. (a) Make all payments required to be made by it, and perform all other obligations to be performed by it, under the ESOP Plan, and (b) make any and all contributions to the ESOP Trust as may be necessary to enable the ESOP Trust to meet its obligations under the Credit Documents (and, for purposes of this provision, such obligations shall be determined without reference to limitations on such obligations in ERISA or the Code (including in each case the regulations thereunder) or Sections 2.10 or 8.3).

                  Section 6.1.25 Restrictions on Invested Assets. Cause (i) the bonds (as reported for the line item entitled "Fixed Maturities" on the consolidated balance sheet) of the Company which are rated "A" or better by Standard & Poor's to be at least 90% of the aggregate value of all bonds held by the Company and its Subsidiaries, and (ii) the sum of the Company's consolidated real estate, mortgages and non-affiliated equity securities not to exceed 5% of the Company's consolidated Total Assets.

         Section 6.2 Covenants of the ESOP Trust. During the term of this Agreement, and until all Bank Reimbursement Obligations by the Companies are paid in full, the ESOP Trust covenants and agrees with each Bank that, unless the Required Banks shall otherwise consent in writing, the ESOP Trust will:

                  Section 6.2.1 Reports, Certificates and Other Information. Furnish or cause to be furnished to each Bank:

                  (a) Notice of Default or Litigation. Forthwith upon receiving written notice or having actual knowledge of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the ESOP Trust, as with respect thereto: (a) the occurrence of an Event of Default or a Default or (b) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding which is material to the ESOP Trust or to the transactions contemplated hereby.

                  (b)  Other   Information.   From  time  to  time  such   other
information concerning the ESOP Trust as any Bank may reasonably request.

                  Section 6.2.2 Books and Records. Maintain complete and accurate books and records, and permit after reasonable notice any person designated by the Agent in writing to examine the books and financial records of the ESOP Trustee with respect to the ESOP Trust and make copies thereof or extracts therefrom, to discuss the affairs, finances, and accounts of the ESOP Trust with an Authorized Officer, all at such reasonable times and as often as the Agent may reasonably request.

                  Section 6.2.3 Taxes and Liabilities. Pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and are properly reserved for.

                  Section 6.2.4 Other Agreements. Not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

                  Section 6.2.5 Purchase of Stocks. Not extend credit to others for the purpose of "purchasing" or "carrying" any "margin stock" (as defined in Regulation U) or use any of the proceeds of the ESOP Preferred Stock to (i) "purchase" or "carry" any "margin stock" or (ii) acquire any security in any transaction which is subject to Section 13(d) or made unlawful pursuant to
Section 14 of the 1934 Act.

                  Section 6.2.6 Compliance with Law. Duly comply with all statutes, rules, regulations, orders and decrees applicable to it.

                  Section 6.2.7 Compliance with Agreements. Make all payments and perform all obligations required by the Credit Documents and the ESOP Documents.

                  Section 6.2.8 Maintenance of Plan and Compliance. The ESOP Trust shall not take any action, or omit to take any action which would cause the ESOP Trust to (a) fail to be qualified under Section 401(a) of the Code, (b) fail to remain exempt from Federal taxes under Section 501(a) of the Code, or
(c) fail to maintain the ESOP Trust's status as a qualified employee stock ownership plan complying with the requirements of Section 4957(e) of the Code and the rules and regulations promulgated thereunder. At all times the ESOP Trust will comply in all material respects with the requirements of the Code, ERISA and any other law, rule or regulation applicable to the ESOP Trust. In addition, the ESOP Trust will comply with any conditions imposed by the Internal Revenue Service to obtain a favorable determination letter, including any changes in the ESOP Trust Agreement that may be required for the issuance of said determination letter.

                  Section 6.2.9 Costs and Expenses. In each case to the extent that such payment is permissible under ERISA, pay to the Agent on demand all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel for the Agent) in connection with the preparation, execution and delivery of the Credit Documents (provided that the ESOP Trust shall not be liable for the Agent's attorneys' fees in excess of $25,000 in connection with the initial preparation, execution and delivery of the Credit Documents) and any amendments, restatements or modifications of (or supplements to) any of the foregoing.

         Section 6.3 Covenant of ESOP Trustee. During the term of this Agreement, and until all Bank Reimbursement Obligations by the Companies are paid in full, the ESOP Trustee covenants with each Bank that, unless the Required Banks shall otherwise consent in writing:

                  Section 6.3.1 Maintenance of Plan. The ESOP Trustee shall not take any action, or omit to take any action which would cause the ESOP Trust to
(a) fail to be qualified under Section 401(a) of the Code, (b) fail to remain exempt from Federal Taxes under Section 501(a) of the Code, or (c) fail to maintain the ESOP Trust's status as a qualified employee stock ownership plan complying with the requirements of Section 4957(e) of the Code and the rules and regulations promulgated thereunder.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

         Section 7.1 Conditions Precedent to Closing. The obligation of each Bank to make its Loan is subject to the following conditions precedent:

         (a) each Bank shall have received all of the following, each duly executed and dated the Effective Date:

         (A) A certificate of good standing of the Company and a certified copy of the Company's Articles of Incorporation, both certified on the Effective Date or within five (5) days prior to the Effective Date by the Secretary of State of Iowa, together with a certificate of the Secretary or Assistant Secretary of the Company, stating that no changes have been made in the Articles of Incorporation or good standing of the Company since such date and a copy of the ESOP Plan and the ESOP Trust Agreement certified by an Authorized Officer of the Company as of the Effective Date.

         (B) Copies, certified by the Secretary or Assistant Secretary of the Company, of its By-Laws and resolutions of its Board of Directors (and resolutions of other bodies, if any, as are deemed necessary by counsel for the
Bank) authorizing the execution of this Agreement. Each Bank and the Agent shall be entitled to rely on the resolutions until informed of any change in writing by the Company.

         (C) A letter of direction  from the  Committee  (as defined in the ESOP
Plan) to the ESOP Trustee authorizing the execution of this Agreement and any other Credit Documents to which the ESOP Trust is a party.

         (D) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Company and by the ESOP Trustee of the ESOP Trust, which shall identify by name and title and bear the signature of the officers of the Company and of the ESOP Trust, respectively authorized to sign this Agreement and the other Credit Documents and to effect the transactions contemplated thereunder. Each Bank and the Agent shall be entitled to rely on such incumbency certificate until informed of any change in writing by the Company and the ESOP Trustee.

         (E) Written opinions of counsel to the Company and to the ESOP Trust, substantially in the form of Exhibits 7.1(a)(E)(1)(2)(3) and (4) hereto.

         (F) A certificate, signed by an Authorized Officer of the Company and the ESOP Trustee, stating that, to his knowledge, there is no litigation or proceedings pending or threatened, against the Company or the ESOP Trust which, if adversely determined, would materially and adversely affect the business or condition of such entity (except as disclosed in the financial statements described in Section 5.1(e)), or which seeks to enjoin, restrain or otherwise impair consummation of the transactions contemplated by the Credit Documents.

         (G) Certified copies of all documents evidencing any necessary action, consents and governmental or regulatory approvals, if any, with respect to the Credit Documents and the ESOP Documents.

         (H) Evidence satisfactory to each Bank and the Agent that, no later than as part of the closing, all necessary regulatory and judicial approvals to effectuate the foregoing transactions have been obtained.

         (I) A fully executed original of (i) this Agreement executed on behalf of all the parties thereto, and (ii) the Notes executed by the ESOP Trust in the amount, maturity, and as otherwise provided herein.

         (J) Such other documents, including, without limitation, waivers or consents, as either Bank or the Agent may reasonably request in order to complete the transactions contemplated by this Agreement.

         (b)(i) The representations and warranties of the Company and the ESOP Trustee contained in the Credit Documents shall be true and correct in all material respects on and as of the Effective Date, with the same force and effect as if those representations and warranties had been made on and as of such date, (ii) the Companies shall have performed in all material respects all of the undertakings, agreements and covenants of the Companies to be performed by each of them under the Credit Documents on or before the Effective Date,
(iii) no Event of Default or Default has occurred, and (iv) each Bank shall have received a certificate executed by an Authorized Officer of the Company and the ESOP Trustee, dated the Effective Date, to all such effects.

         (c) On the Effective Date, no suit, action, claim or governmental proceeding shall have been instituted, taken, presented or threatened against the Companies, its Subsidiaries, any Bank or the Agent which results or reasonably may result in a substantial adverse effect upon, or substantial disruption of the operations of, the Company or its Subsidiaries or which challenges the legality or validity of the transactions contemplated in this Agreement.

         (d) The ESOP Trust shall have paid to each Bank the Fees and all expenses of each such Bank incurred in connection with the Loans which are reimbursable under the terms of this Agreement.

         (e) All transactions contemplated hereby shall be in compliance with and permitted by all applicable laws and regulations.

         (f) Since December 31, 1994, there shall have occurred no material adverse change, in the judgment of the Banks, in the business, operations, property, assets, condition (financial or otherwise), or prospects of the Company or its Property and Casualty Insurance Company Subsidiaries taken as a whole.

         (g) The Effective Date of the Loan shall occur on or before March 13, 1995 and shall occur simultaneously with (i) the termination of the Reimbursement and Letter of Credit Agreement and Guaranty dated March 15, 1993 by and between the ESOP Trust, the Company and Norwest Bank Iowa, National Association, and (ii) the redemption of all outstanding Floating Rate Notes.

         (h) All approvals or consents of third parties which are necessary to the closing of the Loan and the protection of each Bank's and the Agent's rights under the Credit Documents shall have been obtained.

The Note and all  certificates,  legal opinions,  and other documents and papers
referred  to  in  this  Article  VII,  unless  otherwise  specified,   shall  be
satisfactory in form and substance to each Bank and the Agent and their respective counsel.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

         Section 8.1 Events of Default. The occurrence of one or more of the following events shall constitute an Event of Default:

                  (a) (i) Failure by the Company or the ESOP Trust to pay when due any amounts payable by either entity to any Bank or the Agent under Section
2.3 or Article IV or Article X and continuance of such failure for a period of five (5) Business Days after the date such payment was due, or (ii) failure by the Company or the ESOP Trust to pay when due any other amounts payable by either entity to any Bank or the Agent under the Credit Documents and continuance of such failure for a period of five (5) Business Days after written notice to the Company or the ESOP Trust of such failure; or

                  (b) Any representation or warranty made by the Company, the ESOP Trust or the ESOP Trustee in this Agreement or the other Credit Documents shall be false or misleading in any material respect as of the date on which made, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or the ESOP Trust to any Bank or the Agent is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified, in each case the effect of which has a material adverse effect on any Bank or on the Company's or the ESOP Trust's ability to perform its respective obligations under the Credit Documents; or

                  (c) The breach by the Company, ESOP Trust or the ESOP Trustee (other than a breach that constitutes an Event of Default under the other clauses of this Section 8.1) of any of the terms or provisions of this Agreement or the other Credit Documents which is not remedied within 30 days after written notice to the Company and the ESOP Trust by the Agent; or

                  (d) The entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company, any of its Property and Casualty Insurance Companies or the ESOP Trust in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, rehabilitator, conservator, assignee, custodian, trustee, sequestrator (or similar official) of the Company, any of its Property and Casualty Insurance Companies or the ESOP Trust or for a substantial part of its property, or ordering the winding up, liquidation, rehabilitation or conservation of its affairs, or the commencement of any such involuntary case which is not dismissed within 30 days after the commencement thereof; or

                  (e) The commencement by the Company, any of its Property and Casualty Insurance Companies or the ESOP Trust of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Company's, any of its Property and Casualty Insurance Company's or the ESOP Trust's consent to the entry of an order for relief in any involuntary case under any such law, or its or their consent to the appointment of or taking possession by a receiver, liquidator, rehabilitator, conservator, assignee, trustee, custodian, sequestrator (or similar official) of the Company, any of its Property and Casualty Insurance Companies or the ESOP Trust or for a substantial part of its or their property, or the making by the Company, any of its Property and Casualty Insurance Companies or the ESOP Trust of any general assignment for the benefit of creditors, or the failure of the Company, any of its Property and Casualty Insurance Companies or the ESOP Trust generally to pay its or their debts as they become due or the taking by the Company, any of its Property and Casualty Insurance Companies or the ESOP Trust of any corporate action in furtherance of any of the foregoing; or

                  (f) Any seizure, vesting or intervention by or under the authority of any government authority, agency or official or court by which (i) any Property and Casualty Insurance Company becomes subject to a supervisory, seizure or corrective order issued by any insurance regulator, or (ii) the authority of any Property and Casualty Insurance Company in the control of its business is curtailed in any materially adverse manner; or

                  (g) Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other indebtedness for borrowed money of, or guaranteed by, the Company or any Property and Casualty Insurance Company or the ESOP Trust or default in the performance or observance of any obligation or condition with respect to any such other indebtedness if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity, in each case regardless whether such default is subsequently remedied or waived; or

                  (h) Any Credit Document shall at any time for any reason cease to be in full force and effect, or any Credit Document should be declared null and void in whole or in part, or the validity or enforceability of any Credit Document shall be contested by any party thereto or any such party shall renounce the same or deny that it has any further liability thereunder; or

                  (i) Receipt by the Company from the Internal Revenue Service of an adverse determination letter to the effect that the ESOP Plan is not a qualified plan or a revocation by the Internal Revenue Service of a previously issued favorable determination letter to the effect that the ESOP Plan is a qualified plan and in each such case all avenues of appeal with respect thereto shall have been exhausted; or

                  (j) Any unaffiliated "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act (as defined in Section 5.1(n)), but excluding ALLIED Mutual, its or the Company's employees and the ESOP Trust) become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of 20% or more of the total voting power of the capital stock normally entitled to vote in the election of directors of the Company.

         Section 8.2 Effect of Default. If any Event of Default shall occur and be continuing, the Agent may, and upon the written request of the Required Banks shall, by written notice to the ESOP Trust, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or any assignee to enforce its claims against the ESOP Trust or the Company (provided, that, if an Event of Default specified in Section 8.1(d) or (e) shall occur with respect to the ESOP Trust or the Company, the result that would occur upon the giving of written notice by the Agent to the ESOP Trust as specified shall occur automatically without the giving of any such notice): (i) by written notice to the ESOP Trust, declare the principal of and any accrued interest in respect of the Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable; and (ii) enforce any rights of the Banks or the Agent under any Credit Document or applicable laws.

         Section 8.3 Limitations. Notwithstanding anything in this Agreement to the contrary, if any Event of Default shall occur, the value of ESOP Trust assets transferred in satisfaction of the ESOP Trust's obligations hereunder shall not exceed the amount of default, and in the event that the Agent or any Bank is a party in interest, as defined in Section 3(14) of ERISA, to the ESOP Trust, assets of the ESOP Trust may be transferred to the Agent or such Bank upon an Event of Default only upon and to the extent of the failure of the ESOP Trust to pay when due (other than by reason of acceleration under any provision of this Agreement including without limitation an acceleration pursuant to
Section 8.2) any amounts payable by it hereunder, to the extent required by and in accordance with Treas. Reg. Section 54.4975-7(b)(6). The foregoing limitations shall not affect the rights of the Agent or the Banks to declare the Bank Reimbursement Obligations to be immediately due and payable and to proceed against the Company under the Company Guaranty to recover the full amount of the Bank Reimbursement Obligations (determined without regard to such limitations).

         Section 8.4 Other Waivers. Except as specifically set forth herein, and to the extent not prohibited by applicable law (including but not limited to the provisions of ERISA and Section 4975 of the Code (including in each case the regulations thereunder)), the Company and the ESOP Trust (i) waive: any notices of acceleration or intent to accelerate; any notice of demand, protest, or dishonor; grace (except as set forth in Section 8.1); opportunity or notice to cure (except as set forth in Section 8.1); or diligence in taking any action by the Banks or the Agent to collect amounts due hereunder or to pursue collateral (if any may hereafter be obtained); and (ii) consent and agree (without notice of any of the following) that the Banks or the Agent may pursue the Company or the ESOP Trust or other rights or remedies in any order as the Banks or the Agent may elect.


                                   ARTICLE IX

                                COMPANY GUARANTY

         Section 9.1         Guaranty.

                  (a) The Company hereby irrevocably, unconditionally and continually guarantees to each Bank and the Agent prompt payment and performance when due, whether by acceleration or otherwise, of the full amount of any and all fees, liabilities, and obligations of the ESOP Trust (or its successor in interest, including debtor in possession and trustee in bankruptcy) to such Bank or the Agent under, arising out of, or in any way connected with this Agreement or the Notes, whether such liabilities be direct or indirect, absolute or contingent, now existing or created hereafter, due or to become due, or held or to be held by such Bank or the Agent, and whether created directly or acquired by assignment or otherwise, and any and all extensions or renewals thereof, together with all reasonable costs and expenses, including attorneys' fees and expenses, incurred by such Bank or the Agent in collecting and enforcing any of such liabilities and this Company Guaranty (all of the foregoing being hereinafter collectively referred to as the "ESOP Trust Liabilities").

                  (b) (i) This Company Guaranty shall remain in full force and effect, notwithstanding intervening events of any kind, until the ESOP Trust Liabilities are paid in full. No invalidity, irregularity or unenforceability of any or all of the ESOP Trust Liabilities hereby guaranteed, or any other circumstances which might otherwise constitute a legal or equitable discharge of the Company, shall affect, impair, or be a defense to this Company Guaranty, which shall in every respect be construed as a direct and primary obligation of the Company. This Company Guaranty is a guaranty of payment and not a guaranty of collection. The Company waives any and all defenses with respect to this Company Guaranty which may be available under ERISA or the Code (including in each case the regulations thereunder) or under Sections 2.10 or 8.3 with respect to the ESOP Trust Liabilities and agrees not to assert any such defense hereunder. The Company acknowledges that such defenses shall not and are not intended to in any manner affect, limit or impair the liability of the Company for ESOP Trust Liabilities under this Company Guaranty and that such liability is and is intended to be for the full amount of the ESOP Trust Liabilities irrespective of, and without regard to, such defenses or of the value, worth or collectibility of the sources to which recovery is thereby limited and that such defenses shall in no manner affect, alter, impair or reduce the liability of the Company hereunder.

                  (ii) If at any time all or any part of any payment theretofore applied by any Bank or the Agent to any of the ESOP Trust Liabilities is or must be rescinded or returned by such Bank or the Agent for any reason whatsoever, including, without limitation, pursuant to a settlement agreement or compromise effected by such Bank or the Agent with a claimant, such ESOP Trust Liabilities shall, for the purposes of this Company Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Bank or the Agent, and this Company Guaranty shall continue to be effective or shall be reinstated, as the case may be, as to such ESOP Trust Liabilities, all as though such application by such Bank or the Agent had not been made.

         Section 9.2 Waivers. The Company hereby expressly waives: (a) notice of the acceptance by any Bank or the Agent of this Company Guaranty, (b) notice of the existence or creation or non-payment of all or any of the ESOP Trust Liabilities, (c) presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever, either in respect of this Company Guaranty or any or all of the ESOP Trust Liabilities, (d) all diligence in collection or protection of, or realization upon, the ESOP Trust Liabilities or any obligations hereunder, or guaranty of any of the foregoing, and (e) requirement on the part of any Bank or the Agent to mitigate damages resulting from a default of the ESOP Trust. The Company also expressly waives any requirement that any Bank or the Agent first commence any action or assert any right against the ESOP Trust or any other obligor or join the ESOP Trust in any action any Bank or the Agent may bring against the Company under this Company Guaranty.

         Section 9.3 Bank Indulgences, Forebearance and Consent. Any Bank or the Agent may, at any time and from time to time, whether before or after any discontinuance of this Company Guaranty, without the consent of or notice to the Company, except such notice as may be required by applicable statute and cannot be waived, without incurring responsibility to the Company and without impairing or releasing the obligations of the Company hereunder, upon any terms or conditions, take any or all of the following actions (which may or could have the effect of changing the risk hereby undertaken by the Company), to each of which actions the Company (on its own behalf but not as a fiduciary of the ESOP Trust on behalf of the ESOP Trust) hereby consents: (a) change the manner, place or terms of payment of any of the ESOP Trust Liabilities; (b) change, extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the ESOP Trust Liabilities; (c) release, settle, subordinate or compromise any obligation of the ESOP Trust or the Company with respect to any of the ESOP Trust Liabilities; (d) grant any indulgence or forebearance to the ESOP Trust, or consent to any action or failure to act of the ESOP Trust, which, in the absence of consent of the Banks or the Agent, violates or may be deemed to violate any agreements of the ESOP Trust with respect to any or all of the ESOP Trust Liabilities; (e) retain or obtain, or release, the primary or secondary obligations of any obligor or obligors, in addition to the Company, with respect to any of the ESOP Trust Liabilities; (f) exercise or refrain from exercising any rights against the ESOP Trust or others (including the Company) or otherwise act or refrain from acting; (g) apply any sums paid by the Company or realized out of Company assets to any ESOP Trust Liabilities or other liabilities of the Company regardless of what ESOP Trust Liabilities or other liabilities of the Company remain unpaid; (h) act or fail to act in any manner referred to in this Company Guaranty which may deprive the Company of its right to subrogation against any Person to recover full indemnity for any payments made pursuant to this Company Guaranty; and (i) resort to the Company for payment of any of the ESOP Trust Liabilities, whether or not such Bank or the Agent shall have proceeded against the ESOP Trust or any other obligor primarily or secondarily obligated with respect to any of the ESOP Trust Liabilities.

         Section 9.4 Application of Payments. Any amounts received by any Bank or the Agent from whatsoever source on account of the ESOP Trust Liabilities may be applied by it toward the payment of such of the ESOP Trust Liabilities, and in such order of application, as such Bank or the Agent may from time to time elect. The Company agrees not to enforce or pursue any claim, remedy or other right (whether or not such claim, remedy or right arises in equity or under contract, statute or common law) which the Company may now have or hereafter acquire against the ESOP Trust or any other Person that is primarily or contingently liable on the ESOP Trust Liabilities that arises from the existence, performance or enforcement of the Company's obligations under this Company Guaranty (including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of such Bank or the Agent against the ESOP Trust which such Bank or the Agent now has or hereafter acquires) until after all ESOP Trust Liabilities have been paid in full. The Company hereby agrees that neither it, nor any of its officers, directors, agents, attorneys or employees, will interfere on the Company's behalf in any way with the enforcement by any Bank or the Agent of any of its rights under this Company Guaranty.

         Section 9.5 Guaranty to Inure to Benefit of Assignees of Liabilities. Any Bank may, from time to time in accordance with this Agreement, assign or transfer any or all of the ESOP Trust Liabilities or any interest therein. Notwithstanding any such assignment or transfer or any subsequent further assignment or transfer thereof, such ESOP Trust Liabilities shall be and remain ESOP Trust Liabilities for the purposes of this Company Guaranty, and each and every immediate and successive assignee or transferee of any of the ESOP Trust Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the ESOP Trust Liabilities, be entitled to the benefits of this Company Guaranty to the same extent as if such assignee or transferee were such Bank; provided, however, that unless such Bank shall otherwise consent in writing, such Bank shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Company Guaranty for the benefit of such Bank as to those of the ESOP Trust Liabilities which such Bank has not assigned or transferred or which are then owed to the Bank.

         Section 9.6 Continuing Guaranty. This Company Guaranty shall be a continuing guaranty and each Bank and the Agent may continue to act in reliance hereon until all ESOP Trust Liabilities have been paid in full.

         Section 9.7 ESOP Trust Defenses. The provisions of this Company Guaranty (a) shall not in any manner affect, impair, limit, prejudice or waive any defenses available to the ESOP Trust under the Credit Documents but shall apply to the Company notwithstanding such defenses, (b) shall not give any Bank or the Agent any rights against the ESOP Trust or interest in the assets of the ESOP Trust, and (c) shall not in any manner constitute consent by the ESOP Trust or the Company on behalf of the ESOP Trust to any alteration or modification of the rights and obligations of the ESOP Trust under the Credit Documents.

                                   ARTICLE X

                          COMPANY PURCHASE OBLIGATIONS

         Section 10.1 (a) The Company hereby absolutely, unconditionally and irrevocably agrees to purchase from each Bank, and each Bank agrees to sell to the Company, in each case without recourse to such Bank, all of such Bank's right, title and interest in, to and under the Credit Documents (excluding rights and benefits retained pursuant to Section 10.6), if either:

                  (x) the Agent so requests at any time after November 15, 1997, which request shall be in the form of Exhibit 10.1(x) ("Bank Repurchase Request") and shall be provided to both the Company and the ESOP Trust pursuant to Section 11.17. The Agent shall be obliged to make such request upon receipt of any request from the Required Banks to such effect after November 15, 1997; or

                  (y) the ESOP Trust so requests at any time after its receipt from any Bank of a written notice or demand for additional amounts due pursuant to Section 2.4 or Section 2.9(a) hereof, which request shall be in the form of
Exhibit 10.1(y) ("ESOP Repurchase Request" and hereafter collectively with a Bank Repurchase Request referred to as a "Repurchase Request") and shall be provided to both the Company, the Agent and each Bank pursuant to Section 11.17.

On the date ("Transfer Date") specified in a Repurchase Request (which (a) in the case of a Bank Repurchase Request, shall not be later than 120 days after the date of such Bank Repurchase Request, and (b) in the case of a ESOP Repurchase Request, shall not be later than 120 days after the date of such ESOP Purchase Request), the Company shall pay Agent, in immediately available funds by wire transfer to the account specified in the request or notice, the sum of
(i) the full amount of the aggregate outstanding principal amount of the Loans, plus (ii) all accrued and unpaid interest on the Loans through the date of payment, plus (iii) all other fees and amounts which are then due and payable to the Banks and the Agent pursuant to any Credit Document (including all amounts payable under Sections 2.4 and 2.5), as such principal, interest, fees and other amounts are calculated by the Agent, which calculation shall be final and conclusive, absent manifest error (collectively, "Repurchase Price").

                  (b) Upon each Bank's receipt of the Repurchase Price in full pursuant to this Section 10.1, (i) each Bank shall deliver the Credit Documents to the Company and shall assign to the Company its right, title and interest in, to and under the Credit Documents (excluding rights and benefits retained pursuant to Section 10.6) without recourse, representation or warranty (other than as set forth in the Assignment Agreement in the form of Exhibit 10.1.(b)), pursuant to an Assignment Agreement in the form of Exhibit 10.1(b) (which, with the Repurchase Request, shall be the sole documentation with respect to such assignment) and (ii) each Bank shall have no further right, title or interest in, to or under the Credit Documents (excluding rights and benefits retained pursuant to Section 10.6) and each such Bank shall be released from its obligations under the Credit Documents and shall cease to be a party thereto.

         Section 10.2 In the event that the Company is restricted by ERISA or the Code or any other applicable law from paying the Repurchase Price to the Agent pursuant to Section 10.1, the Company shall either:

                  (x) at least two Business Days before the Transfer Date, pay the Repurchase Price to the ESOP Trust with directions to pay the

         Repurchase Price to the Agent on or before the Transfer Date. The ESOP Trust shall, upon receipt of such amount and such directions, pay the Repurchase Price to the Agent on or before the Transfer Date, or

                  (y) if the Repurchase Price is not paid to the Agent pursuant to clause (x) on or before the Transfer Date, pay the Repurchase Price on or before the Transfer Date directly to the Agent. Any such payment shall be in full satisfaction of the ESOP Trust's obligations to pay the amounts included in such Repurchase Price, with waiver by the Company of any and all rights of subrogation against the ESOP Trust, and upon such payment all liabilities of the ESOP Trust with respect to the amounts included in the Repurchase Price shall be extinguished.

Upon receipt of such Repurchase Price pursuant to this Section 10.2, each Bank shall have no further right, title or interest in, to or under the Credit Documents (excluding rights retained pursuant to Section 10.6) and each such Bank shall be released from the obligations under the Credit Documents and shall cease to be a party hereto.

         Section 10.3 The obligations of the Company under this Article X shall be absolute, unconditional, irrevocable, present and continuing obligations and such obligation shall remain in full force and effect until each Bank and the Agent has received payment in full of all amounts payable under this Article X and all other provisions of this Agreement (or such earlier time as the Bank Reimbursement Obligations have been paid in full) and, until such payment, such obligation shall not be affected, modified, impaired or released in any respect or manner whatsoever, upon the happening at any time or from time to time of any act, omission, condition, circumstance, matter or event whatsoever, whether or not with notice to or the consent of any Bank or the Agent, the Company, the ESOP Trust or any other Person, including, without limitation, any of the following: (i) any Default or Event of Default; (ii) any failure by any Bank or the Agent to perform its obligations (if any) under or with respect to this Agreement or the Notes; (iii) any invalidity, irregularity or unenforceability of any or all of the Credit Documents or any portion thereof, (iv) any and all defenses which may be available under ERISA or the Code (including in each case the regulations thereunder) or under Sections 2.10 or 8.3 with respect to the Credit Documents or any portion thereof; (v) any of the acts, omissions, conditions, circumstances, matters or events described in Sections 9.2 and 9.3 of this Agreement, or (vi) any other circumstances which might otherwise constitute a legal or equitable discharge of the Company.

         Section 10.4 No set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature which the Company or the ESOP Trust or any other Person has or may have against any Bank or the Agent or their respective successors and assigns, shall affect, modify, limit, diminish, impair or release the Company's obligations under this Article X.

         Section 10.5 If the Company fails to pay the Repurchase Price in full on the Transfer Date, any unpaid part of the Repurchase Price shall bear interest at the Default Rate from the Transfer Date until paid in full.

         Section 10.6 Notwithstanding the purchase and sale of the Banks' right, title and interest in, to and under the Credit Documents or the delivery of the Credit Documents to the Company pursuant to Section 10.1 or the payments to the Banks pursuant to Section 10.2, each Bank and the Agent shall continue to be entitled to the benefits of Sections 2.4, 2.5, 2.9 and 11.15 and Article IX of this Agreement with respect to the period prior to the time at which each Bank is paid the Repurchase Price.

         Section 10.7 Each Bank may, from time to time in accordance with this Agreement, assign or transfer any or all of its right, title and interest in, to and under the Credit Documents or any interest therein. Notwithstanding any such assignment or transfer or any subsequent further assignment or transfer thereof, each and every immediate and successive assignee or transferee of any of the Credit Documents or of any interest therein shall, to the extent of the interest of such assignee or transferee, be entitled to the benefits of and be bound by this Article X to the same extent as if such assignee or transferee were such Bank; provided, however, that unless such Bank shall otherwise consent in writing, such Bank shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Article X for the benefit of such Bank as to those Credit Documents which such Bank has not assigned or transferred or in which such Bank has retained an interest.


                                   ARTICLE XI

                                   THE AGENT

         Section 11.1 Appointment. The Banks hereby designate BOM as Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents, and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents, or employees.

         Section 11.2 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, agents, or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein.

         Section 11.3 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Companies in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Companies and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations, or warranties herein or in any document, certificate, or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority, or sufficiency of this Agreement or any other Credit Document or the financial condition of the Companies or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement or any other Credit Document, or the financial condition of the Companies or the existence or possible existence of any Default or Event of Default.

         Section 11.4 Certain Rights of the Agent. If the Agent shall request instructions from the Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, it being understood that the Agent shall be under no obligation to request any such instructions, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

         Section 11.5 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, or telecopier message, cablegram, radiogram, order, or other document or telephone message signed, sent, or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

         Section 11.6 Indemnification. To the extent the Agent is not reimbursed and indemnified by the Companies, the Banks will reimburse and indemnify the Agent, in proportion to their respective outstanding Loans, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses, or disbursements of whatsoever kind or nature that may be imposed on, asserted against, or incurred by the Agent in performing its duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Agent's gross negligence or willful misconduct.

         Section 11.7 The Agent in its Individual Capacity. With respect to its obligation to make a Loan under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, or other business with the Companies or any Affiliate of the Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Companies for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

         Section 11.8 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer, or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority, or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee, or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         Section 11.9 Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Companies and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to paragraphs (b) and (c) below or as otherwise provided below.

                  (b) Upon any such resignation, the Required Banks shall, with the consent of the Companies, appoint a successor Agent hereunder or thereunder which shall be a commercial bank or trust company.

                  (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Companies, may then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

                  (d) If no successor Agent has been appointed pursuant to paragraph (b) or (c) above by the 20th Business Day after the date that such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Agent as provided above in clause (b) with the consent of the Companies.


                                  ARTICLE XII

                               GENERAL PROVISIONS

         Section 12.1 Survival of Certain Representations and Obligations. The respective agreements, representations and other statements of the Companies and the Banks and the Agent and each of their respective officials or officers set forth in or made pursuant to this Agreement will survive the Effective Date.

         SECTION 12.2 GOVERNING LAW. THE OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

         Section 12.3 Headings. Section headings in this Agreement are for convenience and reference only and shall not govern, or be used in, the interpretation of any of the provisions of this Agreement.

         Section 12.4 Benefit of Agreement; Successors; Transfer of Note. (a) The terms and provisions of this Agreement each shall be binding upon and inure to the benefit of the Company, the ESOP Trust, each Bank, the Agent and their respective successors and assigns; provided that neither the Company nor the ESOP Trust shall have the right to assign its rights or delegate its duties under this Agreement or the other Credit Documents, or any interest therein, without the prior written consent of the Required Banks.

                  (b) Each Bank may assign to one or more banks or other financial institutions regularly engaged in making or acquiring loans all or a portion of its interest, rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it and the Notes held by it); provided, however, that (i) except in the case of an assignment to a Bank or an Affiliate of a Bank, the Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (iii) the aggregate amount of the Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000
(iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Notes subject to such assignment and a processing and recordation fee of $2,000; (v) BOM shall not, without the prior consent of the ESOP Trust and the Company, which consent shall not be unreasonably withheld, effect any assignment which would reduce its outstanding principal amount of Loans to less than 50.1% of the outstanding principal amount of the Loans; and (vi) each of BOM and Norwest shall not effect any assignment to any other Person unless (A) it shall have first afforded the other 5 Business Days prior written notice and the opportunity to purchase the outstanding principal amount of the Loans to be assigned on the same terms and conditions as the proposed assignment to such other Person, and (B) such other Bank shall have failed to accept such assignment within such period or shall have declined to accept such assignment. Upon acceptance and recording pursuant to paragraph (d) of this Section 12.4, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Each assignee Bank which was not previously a Bank hereunder and which is not organized under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Bank, deliver to the ESOP Trust and the Agent either two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Note or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Companies or the performance or observance by the Companies of any of its obligations under this Agreement, any Note or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on it behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it accepts all terms and conditions hereof and that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (d) The Agent shall maintain at its office in The City of Chicago a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Companies, the Agent and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Companies and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and assignee together with the Notes subject to such assignment and the processing and recording fee referred to in paragraph (b) above, the Agent shall (subject to the consent of the Agent to such assignment, if required), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and, with respect to any Assignment and Acceptance and allocation of commitments under this Agreement by the Agent, record such information on Schedule 1 and (iii) give prompt notice thereof to the Companies and the Banks. Within five Business Days after receipt of notice, the ESOP Trust, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Notes, new Notes to the order of such assignee in a principal amount equal to the outstanding principal amount of the Loan assigned to it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained any portion of the Loans, new Notes to the order of such assigning Bank in a principal amount equal to the principal amount of the Loans retained by it. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibits A-1 and A-2 hereto (but the ESOP Trust shall have no liability to the assignee in respect of payments of principal, interest or Fees already made). Each canceled Note shall be returned to the ESOP Trust. The assigning Bank and the assignee Bank shall each bear their own expenses in connection with any such assignment.

                  (f) Each Bank may without the consent of the ESOP Trust or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including the Loans owing to it and the Notes held by it); provided however, that (i) such Bank's obligations under this Loan Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the ESOP Trust for the performance of such obligations, (iii) except as expressly provided herein, all amounts payable by the Companies shall be computed as if such Bank had not sold any such participations, and (iv) the Companies shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Companies relating to the Loans and to approve any amendment, modification or waiver or any provision of this Agreement.

         Section 12.5 Entire Agreement. The Credit Documents embody the entire agreement and understanding between the Company, the ESOP Trust, the Banks and the Agent supersede all prior agreements between the Company, the ESOP Trust, and the Banks and the Agent relating to the subject matter of this Agreement.

         Section 12.6 Termination. This Agreement shall not terminate until the date of the payment in full by the Companies of all Bank Reimbursement Obligations and thereafter until each Bank and the Agent shall be fully paid beyond any period of preference, set aside or avoidance.

         Section 12.7 Set-Off. In addition to and not in limitation of all rights of offset that each Bank may have under applicable law, each Bank is hereby authorized, upon the occurrence of any Event of Default, at any time and from time to time thereafter without notice to the Company (any such notice being expressly waived by the Company) and to the fullest extent permitted by law, to set off, to exercise any banker's lien or any other right of attachment or garnishment and to apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by such Bank to or for the account of the Company, whether matured or unmatured, against any and all payment obligations hereunder, regardless of whether such Bank shall have made any demand under or with respect to any of such payment obligations.

         Section  12.8   Counterparts.   This   Agreement  may  be  executed  in
counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         Section 12.9 No Waiver. No delays or omissions of any Bank or the Agent to exercise any right under the Credit Documents shall impair such right or be construed to be a waiver of or an acquiescence in any Event of Default or Default, and any single or partial exercise of any such right shall not preclude other or further exercise of that right or the exercise of any other right.

         Section 12.10 Remedies Cumulative. The rights, powers, and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers, or remedies that the Banks or the holder of any Note or the Agent would otherwise have.

         Section 12.11 Limitation of Bank Liability. Notwithstanding any other provision of this Agreement and subject to applicable law, in no event shall any Bank or the Agent be liable, regardless of whether any claim is based on contract or tort, for any special, consequential, indirect or incidental damages, including, but not limited to, lost profits, arising out of or in connection with any action or omission taken by such Bank or the Agent in connection with this Agreement or the other Credit Documents.

         Section 12.12 Nature of Obligations. The obligation of the Company and the ESOP Trust to pay any and all amounts under this Agreement and the other Credit Documents ranks and shall at all times during the term of this Agreement rank at least pari passu in all respects with all other unsecured and unsubordinated loans or debts or other obligations created, assumed or guaranteed by the Company and the ESOP Trust. In the event that the obligations of either of the Company or the ESOP Trust are limited by the provisions of this Agreement or the other Credit Documents or by law (including without limitation ERISA or the Code (including in each case the regulations thereunder)), or in the event that either the Company or the ESOP Trust are unable to meet their respective obligations under this Agreement or the other Credit Documents, such limitation or inability shall not affect the obligations of the other under this Agreement or the other Credit Documents.

         Section 12.13 Severability. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Agreement.

         Section 12.14 Concerning the ESOP Trustee. State Street Bank and Trust Company and any successor trustee under the ESOP Trust Agreement (including any and all directors, officers and agents thereof) shall have no personal liability or responsibility for observance or performance of the covenants and agreements herein contained or for the accuracy of the representations and warranties herein or therein contained (other than those contained in Section 5.2 (a) and (b) hereof), the ESOP Trustee having executed this Agreement not individually but solely as Trustee (except as provided in Section 5.2(a) and (b)) under the ESOP Trust Agreement to bind the ESOP Trust and the trust estate.

         Section 12.15 Expenses; Indemnity. The Company hereby indemnifies and holds harmless each Bank, the Agent, and their respective officers, directors, employees and attorneys from and against any and all claims, damages, losses

(including amounts due but not paid hereunder), liabilities, penalties, judgments and reasonable costs or expenses (including but not limited to reasonable attorneys' fees and expenses) which such Bank or the Agent may incur (or which may be claimed against such Bank or the Agent by any entity or entities whatsoever) by reason of or in connection with: (i) the issuance, sale, resale, remarketing or redemption of the ESOP Preferred Stock and the Floating Rate Notes; (ii) any provision, misstatement or omission of a material fact contained in (or not contained in, as the case may be) any document pursuant to which the ESOP Preferred Stock and the Floating Rate Notes were offered for sale or were sold, resold or remarketed or are redeemed; (iii) any breach by the Company or the ESOP Trust of the representations, warranties, covenants or terms of the Credit Documents (including without limitation the representations, warranties and covenants of the Company in Sections 5.1(c), 5.1(l), and 6.1.12);
(iv) any other matter or event relating to the Credit Documents or any other document or instrument which may be delivered in connection therewith, except for any claims, damages, losses, liabilities, penalties, judgments, costs or expenses to the extent, but only to the extent, caused by the gross negligence or willful misconduct of such Bank or the Agent; (v) any taxes (including interest and penalties but excluding income taxes) which may be payable in connection with the execution or delivery of the Credit Documents (without duplication of any amounts paid pursuant to Section 2.9); (vi) the collection of any amounts owed to such Bank or the Agent under the Credit Documents; (vii) the protection, exercise or enforcement of such Bank's or the Agent's rights and remedies under the Credit Documents; or (viii) all acts or omissions of the Indenture Trustee, the Custodian and the Remarketing Agent (each as defined in the Indenture). If and to the extent that the obligations of the Company under this Section 12.15 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law. The obligations of the Company under this Section 12.15 shall survive the termination of this Agreement and the discharge of all other obligations hereunder.

         Section 12.16 Interest Limitation. Notwithstanding anything in this Agreement or the Notes or other Credit Document to the contrary, the Companies shall never be required to pay interest at a rate in excess of the highest lawful rate, and if the effective rate of interest that would otherwise be payable under this Agreement or the Notes or other Credit Document would exceed the highest lawful rate, or if any holder of the Notes shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Agreement or the Notes or other Credit Document to a rate in excess of the highest lawful rate, then (a) the amount of interest that would otherwise be payable under this Agreement or the Notes or other Credit Document shall be reduced to the amount allowed under applicable law, and (b) any interest paid in excess of the highest lawful rate shall, at the option of the holder of the Notes, be either refunded to the payor or credited on the principal of the Notes.

         Section 12.17 Notice. Unless otherwise provided for in this Agreement, any notice required or permitted to be given under this Agreement may be given by mail by depositing such notice in the United States mail, first class postage prepaid, or by overnight courier, facsimile transmission, telegram or telex, charges prepaid, addressed:

         To the Company as follows:

                  ALLIED Group, Inc.
                  701 Fifth Avenue
                  Des Moines, Iowa  50391-2000

                  Attention:  George Oleson
                  Facsimile No.: (515) 280-4953

         To the ESOP Trust as follows:

                  State Street Bank and Trust Company
                  Benefit Plan Services Division
                  200 Newport Avenue
                  North Quincy, Massachusetts  02171

                  Attention: The ALLIED Group, Inc., ESOP Manager Facsimile No.: (617) 985-3946

         with a copy to:

                  State Street Bank and Trust Company
                  Legal Trust Division
                  Batterymarch Park III
                  Three Pine Hill Drive
                  Quincy, Massachusetts  02169

                  Attention:  Denise Courcy
                  Facsimile No.:  (617) 376-4602

         To BOM as follows:

                  Bank of Montreal
                  115 South LaSalle Street
                  Chicago, Illinois 60602
                  Attn: Elise Brenneman
                  Facsimile No. (312) 750-3783

         To the Agent as follows:

                  Bank of Montreal
                  115 South LaSalle Street
                  Chicago, Illinois 60602
                  Attn: Elise Brenneman
                  Facsimile No. (312) 750-3783

         To Norwest as follows:

                  Norwest Bank Iowa, National Association
                  666 Walnut Street
                  Des Moines, Iowa 50309
                  Attention:  William Green
                  Facsimile No.:  (515) 245-3128

The ESOP Trust and the Company shall provide a copy of any notice to Agent and each Bank. A notice or communication given under this Agreement will be effective, if delivered by hand or facsimile or sent by overnight courier, on the day it is delivered (or if that day is not a Business Day, or if delivered after the close of business on a Business Day, on the first following day that is a Business Day), if sent by telex on the day the recipient's answerback is received (or if that day is not a Business Day, or if delivered after the close of business on a Business Day, on the first following day that is a Business
Day) or, if sent by certified registered mail (airmail if overseas) or the equivalent (return receipt requested), three (3) Business Days after dispatch if the recipient's address for notice is in the same country as the place of dispatch and otherwise seven (7) Business Days after dispatch (or, in either case, if delivered after the close of business on a Business Day, on the first following day that is a Business Day). Each party may change the address for service of notice upon it by a notice in writing to the other.

         Section 12.18 Sharing of Setoffs. Each Bank agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Loans and that, with respect to the related amount or amounts received by the other Banks, is in a greater proportion than the total amount of Bank Reimbursement Obligations then owed and due to such Bank bears to the total amount of Bank Reimbursement Obligations then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in Bank Reimbursement Obligations of the Companies to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         Section 12.19 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged, or terminated unless such change, waiver, discharge, or termination is in writing signed by the Agent and the Required Banks; provided, however, that no such change, waiver, discharge, or termination shall, without the consent of each Bank, (i) extend the final maturity of any Loans or Notes or reduce the rate or extend the time of payment of principal thereof or interest or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Bank), or (ii) amend, modify, or waive any provision of this Section 12.19 or Articles 9 or 10.

         Section 12.20 Appointment of the Agent for Service of Process; Jurisdiction. (a) The Company irrevocably agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any of the obligations, or for recognition or enforcement of any judgments rendered in any such action, suit or proceedings may be brought in the United States Court for the Northern District of Illinois or in the courts of the State of Illinois located in Cook County, as the Agent or any Bank may, in its sole and absolute discretion, elect and by execution and delivery of this Agreement, the Company hereby unconditionally and irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action, suit, or proceeding for it and in respect of its properties, assets and revenues. The Company hereby unconditionally and irrevocably designates, appoints and empowers Prentice-Hall Corporation System, Inc. (the "Process Agent") at 33 North LaSalle Street, Chicago, Illinois 60602, as its designee, appointee and agent to receive, accept and acknowledge for it and on its behalf and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any such action, suit or proceeding in the United States Court for the Northern District of Illinois or the courts of the State of Illinois located in Cook County, which service may be made on the Process Agent in accordance with legal procedures prescribed for such courts. The Company shall be entitled to designate and appoint and empower a different Process Agent located in Chicago, Illinois to perform to functions in the preceding sentence upon delivery to and acceptance by the Agent of (x) an instrument so designating, appointing and empowering such different entity, and (y) a letter from such different entity indicating its commitment to act as Process Agent hereunder. The Company agrees to take any and all action necessary to continue such designation in full force and effect and to advise the Agent of any change of address of the Process Agent and should the Process Agent become unavailable for this purpose for any reason, the Company shall forthwith irrevocably designate a new designee, appointee and agent within the City of Chicago and State of Illinois, which shall irrevocably agree to act as Process Agent hereunder, with the powers and for the purposes specified in this Section 11.18. The Company further agrees that service upon the Process Agent shall constitute valid and effective service upon it. Service of any and all such process or other document on the Company may also be effected by registered mail, postage prepaid, to its address set forth in Section 11.17 hereof. Nothing herein shall, or shall be construed so as to, limit the right of any Bank or the Agent, to the extent permitted by applicable law, to bring actions, suits or proceedings with respect to the obligations and liabilities of the Company under, or any other matter arising out of or in connection with, this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding in the courts of any jurisdiction in which any office of such Bank or the Agent may be located or any assets, properties or revenues of the Company may be found or as such Bank or the Agent shall otherwise deem appropriate, or the right to effect service of process in any jurisdiction in any other manner permitted by law.

                  (b) In addition, the Company irrevocably and unconditionally waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any of the courts referred to in the first sentence of the next preceding paragraph, and further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any of the aforesaid courts has been brought in any inconvenient forum.

         SECTION 12.21 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER CREDIT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Section 12.22 Confidentiality. Each Bank and the Agent shall use its reasonable efforts not to disclose to any Person any information with respect to the Company or the ESOP Trust which is furnished pursuant to this Agreement, except that any Bank or the Agent may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other professional advisors and to its Affiliates if such Bank or Agent or such Bank's or such Agent's holding or parent company in its sole discretion determines that any such party should have access to such information; (b) to another Bank; (c) if such information is or becomes generally available to the public; (d) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or reasonably claiming to have jurisdiction over such Bank or the Agent; (e) if required or appropriate in response to any request by any such governmental authority to review the records of the Bank or the Agent; (f) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by counsel; (g) to comply with any requirement of law applicable to such Bank or the Agent; (h) to any participant or assignee Bank or any prospective participant or assignee Bank, provided that such Person agrees in writing to be bound by the terms of this Section 12.22 and the ESOP Trust is given advance notice; or (i) otherwise with the prior consent of the ESOP Trust or the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.







                                       ALLIED GROUP, INC.


                                       By:______________________________________
                                       Title:___________________________________





                                       THE ALLIED GROUP EMPLOYEE STOCK OWNERSHIP
                                       TRUST

                                       By State  Street Bank and Trust  Company,
                                       not  individually  (except  for  Sections
                                       5.2(a)  and  (b)),   but  solely  in  its
                                       capacity as ESOP Trustee (as hereinabove defined)

                                       By:______________________________________
                                       Title:___________________________________

                                       BANK OF MONTREAL, Chicago Branch


                                       By:______________________________________
                                       Title:___________________________________

                                       NORWEST BANK Iowa, National Association

                                       By:______________________________________
                                       Title:___________________________________

                                   SCHEDULE 1


                                     Payment
                                 Office/Applicable
Bank                               Lending Office                    Commitment
Bank of Montreal                115 South LaSalle Street             $20,150,000
                                Chicago, Illinois  60602
                                ABA No. 071000288

Norwest Bank Iowa, National     666 Walnut Street                      8,000,000
Association                     Des Moines, Iowa  50309

                                                                     EXHIBIT A-1

                                 TERM LOAN NOTE

 $20,150,000                                                      March 13, 1995

        FOR VALUE RECEIVED, the undersigned, THE ALLIED GROUP EMPLOYEE STOCK OWNERSHIP TRUST, a trust organized and existing under the laws of the Commonwealth of Massachusetts (the "Borrower"), hereby promises to pay to the order of THE BANK OF MONTREAL, Chicago Branch, its successors and assigns (the "Bank"), at the Payment Office of the Agent under, and on the dates and at the times specified in, the Term Credit Agreement and Guaranty, dated as of March 13, 1995 between the Borrower, the Bank, Norwest Bank Iowa, National Association and ALLIED Group, Inc., an Iowa company (as amended, modified, restated or supplemented from time to time, the "Agreement"), the principal sum of TWENTY MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS ($20,150,000) or so much thereof as shall from time to time be outstanding by the Bank to the Borrower pursuant to
Article II and Article IV of the Agreement, in lawful money of the United States of America, in immediately available funds, and to pay interest (computed on the basis of 360 days and actual days elapsed) from the date hereof on the principal amount hereof from time to time outstanding, in like funds and at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Agreement.

        The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from and after the day after their due dates at a rate or rates determined as set forth in the Agreement.

        The Borrower, all endorsers, and all persons liable or to become liable under this Note, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

        This Note is the Note referred to in the Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified.

        The Borrower agrees to pay all costs, expenses and attorneys' fees of the Bank as set forth in the Agreement in connection with the enforcement of payment of this Note.

        Reference is made to sections 2.10 and 11.14 of the Agreement as to certain limitations on the obligations of the Borrower and State Street Bank and Trust Company in its capacity as ESOP Trustee.

        This Note shall be construed in accordance with and governed by the laws of the State of Illinois, without giving effect to choice of law doctrine.

        IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date and year first set forth above.


                                       THE ALLIED GROUP EMPLOYEE STOCK OWNERSHIP
                                       TRUST

                                       By State  Street Bank and Trust  Company,
                                       not  individually,   but  solely  in  its
                                       capacity as ESOP Trustee


                                       By:______________________________________
                                       Title:___________________________________

                                                                    EXHIBIT A-2

                                 TERM LOAN NOTE

$8,000,000                                                        March 13, 1995

        FOR VALUE RECEIVED, the undersigned, THE ALLIED GROUP EMPLOYEE STOCK OWNERSHIP TRUST, a trust organized and existing under the laws of the Commonwealth of Massachusetts (the "Borrower"), hereby promises to pay to the order of Norwest Bank Iowa, National Association, its successors and assigns (the "Bank"), at the Payment Office of the Agent under, and on the dates and at the times specified in, the Term Credit Agreement and Guaranty, dated as of March 13, 1995 between the Borrower, the Bank, Bank of Montreal, Chicago Branch and ALLIED Group, Inc., an Iowa company (as amended, modified, restated or supplemented from time to time, the "Agreement"), the principal sum of EIGHT MILLION DOLLARS ($8,000,000) or so much thereof as shall from time to time be outstanding by the Bank to the Borrower pursuant to Article II and Article IV of the Agreement, in lawful money of the United States of America, in immediately available funds, and to pay interest (computed on the basis of 360 days and actual days elapsed) from the date hereof on the principal amount hereof from time to time outstanding, in like funds and at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Agreement.

        The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from and after the day after their due dates at a rate or rates determined as set forth in the Agreement.
        The Borrower, all endorsers, and all persons liable or to become liable under this Note, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

        This Note is the Note referred to in the Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified.

        The Borrower agrees to pay all costs, expenses and attorneys' fees of the Bank as set forth in the Agreement in connection with the enforcement of payment of this Note.

        Reference is made to sections 2.10 and 11.14 of the Agreement as to certain limitations on the obligations of the Borrower and State Street Bank and Trust Company in its capacity as ESOP Trustee.

        This Note shall be construed in accordance with and governed by the laws of the State of Illinois, without giving effect to choice of law doctrine.

        IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date and year first set forth above.


                                       THE ALLIED GROUP EMPLOYEE STOCK OWNERSHIP
                                       TRUST

                                       By State  Street Bank and Trust  Company,
                                       not  individually,   but  solely  in  its
                                       capacity as ESOP Trustee



                                       By:______________________________________
                                       Title:___________________________________

                                                                 Exhibit 10.1(x)

                            BANK REPURCHASE REQUEST

ALLIED Group, Inc.
___________________
___________________
___________________


The ALLIED Group Employee
Stock Ownership Trust
___________________
___________________
___________________


         Pursuant to Section 10.1(x) of the Term Credit Agreement and Guaranty dated as of March 13, 1995 between ALLIED Group, Inc. (the "Company"), The ALLIED Group Employee Stock Ownership Trust, Bank of Montreal, Chicago Branch and Norwest Bank, Iowa, National Association (the "Credit Agreement"), the Agent hereby requires that the Company purchase all of the Banks' right, title and interest in, to and under the Credit Documents (except as provided in section
10.6 of the Credit Agreement).

         Repurchase Price on Transfer Date $______________

         Transfer Date: ____________

         Bank Wire Transfer Instructions:
                  ______________________
                  ______________________
                  ______________________

         Capitalized terms used herein shall have the same meaning as in the Credit Agreement.




                                       [AGENT]



                                       By:______________________________________
                                       Its:_____________________________________

Date: _________________________

                                                                 Exhibit 10.1(y)

                            ESOP REPURCHASE REQUEST

ALLIED Group, Inc.
_________________
_________________
_________________

Agent
_________________
_________________
_________________
_________________

         Pursuant to Section 10.1(y) of the Term Credit Agreement and Guaranty dated as of March 13, 1995 between ALLIED Group, Inc. (the "Company"), The ALLIED Group Employee Stock Ownership Trust, Bank of Montreal, Chicago Branch and Norwest Bank Iowa, National Association (the "Credit Agreement"), the ESOP Trust hereby requires that the Company purchase all of the Banks' right, title and interest in, to and under the Credit Documents (except as provided in section 10.6 of the Credit Agreement).

         The Repurchase Price on the Transfer Date shall be calculated by the Agent.

         Transfer Date: ___________________

         Bank Wire Transfer Instructions shall be supplied by the Agent.

         Capitalized terms used herein shall have the same meaning as in the Credit Agreement.



                                       THE ALLIED GROUP EMPLOYEE STOCK OWNERSHIP
                                       TRUST



                                       By:______________________________________
                                       Its:_____________________________________

Date: _________________________

                                                                 EXHIBIT 10.1(b)


                           ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Term Credit Agreement and Guaranty, dated as of March 13, 1995, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ALLIED Group, Inc. (the "Assignee"), The ALLIED Group Employee Stock Ownership Trust ("ESOP Trust"), and Bank of Montreal, Chicago Branch and Norwest Bank Iowa, National Association. For purposes of this Assignment, the undersigned Bank shall be the "Assignor". Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         The Assignor and the Assignee agree as follows:

         I. For and in consideration of the Repurchase Price (receipt by Assignor of which shall be a condition to the effectiveness of Transfer Date) the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Date, all of the Assignor's right, title and interest in and to the Loan, the Credit Agreement and the Credit Documents (the "Assigned Interest").

         II. The Assignor (A) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim created by or through the Assignor; (B) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the ESOP Trust or any other obligor or the performance or observance by the ESOP Trust or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; and
(C) attaches the Note held by it evidencing the Assigned Interest.

         III. The Assignee (A) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (B) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; and (C) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as the Bank.

         IV. The effective date of this Agreement and Acceptance shall be the Transfer Date.

         V. From and after the Transfer Date, the Companies shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Date or accrue subsequent to the Transfer Date.

         VI. From and after the Transfer Date, (A) the Assignee shall be party to the Credit Agreement and have the rights and obligations of the Bank thereunder and under the other Credit Documents and shall be bound by the provisions thereof; and (B) the Assignor shall relinquish its rights and be released and discharged from its obligations under the Credit Agreement (except that the Assignor shall remain entitled to the benefits of Sections 2.4, 2.5,
2.9 and 11.15 and Article IX of the Credit Agreement).

         VII. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE).

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

                                       [BANK]
                                       ASSIGNOR


                                       _________________________________________

                                       _________________________________________





                                       ALLIED GROUP, INC.
                                       ASSIGNEE



                                       _________________________________________

                                       _________________________________________